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WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
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WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
17782 Sky Park Circle
Irvine, California 92614
1-714-662-5565, Extension 600

December 15, 2015

Dear Holders of Units of Limited Partnership Interest (“Limited Partners”):

Enclosed please find a Consent Card for you to complete and forward. In the alternative, you may vote via the Internet or the telephone.

You own Units of Limited Partnership Interest in WNC Housing Tax Credit Fund IV, L.P., Series 1, a California limited partnership (the “Partnership”). We are writing to request your consent to an amendment to the Partnership’s agreement of limited partnership.

In connection with the Proposal, attached are a Notice for Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the Proposal, and a Consent Card with a return envelope. You are urged to read the Consent Solicitation Statement carefully. If you are in doubt as to how to deal with the matters described in the Consent Solicitation Statement you should consult your financial advisor.

If you want your vote to be represented, you should vote via the Internet or the telephone or complete the enclosed Consent Card and sign, date and return it promptly in the enclosed postage-paid envelope, or in another manner set forth in the section of the attached Consent Solicitation Statement entitled “Voting Procedures.” Please note that this solicitation will expire no later than 5:00 p.m. (Pacific Time), on February 15, 2016, unless extended.

Sincerely,

WNC Tax Credit Partners IV, L.P.,
General Partner

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE PROPOSAL; PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

714.662.5565 714.662.4412 F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1

NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”):

We are writing to request your consent to amend the Partnership’s agreement of limited partnership. The proposed amendment and related sale information are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of one or more units in the Partnership, we are asking for your consent to the Proposal. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in voting via the Internet or the telephone or in completing and forwarding the enclosed Consent Card, please call WNC Tax Credit Partners IV, L.P. at 1-714-662-5565, Extension 600.

DATED December 15, 2015 at Irvine, California.

WNC Tax Credit Partners IV, L.P.,
General Partner

IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE EITHER VOTE VIA THE INTERNET OR THE TELEPHONE OR COMPLETE THE ENCLOSED CONSENT CARD AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

CONSENT SOLICITATION STATEMENT

PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1

December 15, 2015

INTRODUCTION AND SUMMARY

WNC Housing Tax Credit Fund IV, L.P., Series 1, is a California limited partnership (the “Partnership”), the sole general partner of which is WNC Tax Credit Partners IV, L.P., a California limited partnership (the “MGP”).

On June 1, 2011, a majority-in-interest of limited partners (the “Limited Partners”) of the Partnership approved a Plan of Liquidation and Dissolution (“Liquidation Plan”) for the Partnership. The approval of the Limited Partners was solicited by the MGP pursuant to a Consent Solicitation Statement dated April 1, 2011 (the “2011 Solicitation”). Pursuant thereto, and another Consent Solicitation Statement dated September 19, 2012, the Partnership has disposed of assets. The Partnership’s limited partnership interest in Laurel Creek Apartments, a California limited partnership (“Laurel Creek”), is the last of the Partnership’s investments.

The sole general partner of Laurel Creek, San Luis Obispo Non-Profit Housing Corporation (the “Laurel Creek GP”), has negotiated a Memorandum of Understanding (the “MOU”) with the Partnership to purchase the low income housing apartment complex owned by Laurel Creek (the “Property”). There is no guarantee that it will do so. The MOU was the result of mediation between the Partnership and the Laurel Creek GP. Prior to the mediation, (i) the Laurel Creek GP commenced a proceeding in eminent domain to seize the Property, and (ii) the MGP threatened to commence litigation against the Laurel Creek GP to force a sale of the Property.

Upon the termination of the Partnership’s interest in Laurel Creek, either directly or indirectly through a sale of the Property, the Partnership’s business would be wound up, and the Partnership dissolved and its Certificate cancelled (“Dissolution and Termination”), in accordance with the Liquidation Plan. Upon Termination and Dissolution, unused passive losses would be available to individual Limited Partners either on transfer of the Partnership’s asset or on Dissolution and Termination.

The MOU provides the Laurel Creek GP and the Partnership have agreed that an affiliate of the MGP (the “Developer”) will act as a developer or co-developer in connection with a substantial rehabilitation of the Property by the purchaser. The Limited Partners now are being asked by the Partnership and the MGP to consider and approve a clarifying amendment to the Partnership LPA (as that term is defined below) that would permit the Developer to act as such and receive compensation in such capacity (the “Proposal”). The Partnership and the MGP recommend approval of the Proposal.

The Partnership was formed in 1993 as a finite life entity to raise capital through the sale of its units of limited partnership interest (the “Units”), to invest the net proceeds in entities (the “Local Limited Partnerships”) owning apartment communities generating federal low income housing tax credits, to hold the interests in Local Limited Partnerships through the period such credits would be realized, and then to dispose of these investments. The Partnership invested in a total of 21 Local Limited Partnerships, and 20 of its investments have been sold.

In the aggregate, the original Limited Partners have received a federal tax credit return of approximately 145.5% of invested capital.

The Partnership is governed by its Agreement of Limited Partnership dated as of May 4, 1993, as amended to date (the “Partnership LPA”).

The Property is located in San Luis Obispo, California. Consistent with the investment objectives of the Partnership, the Property qualified for federal low income housing tax credits under the Internal Revenue Code for a 10-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property or the Laurel Creek LP Interest.

As discussed below under “Laurel Creek and the Property,” the audited financial statements for Laurel Creek state that the mortgage debt on the Property has been retired. Accordingly, the MGP anticipates that there would be no cancellation of debt income if the proposed sale were to be consummated.

Consistent with the Partnership’s objectives, the Property has generated passive losses from its operations. For each Limited Partner, passive losses are losses of the Partnership incurred in prior years that were allocated to, but not deductible by, the Limited Partner because of the “passive loss” restrictions of Internal Revenue Code Section 469. Once allocated to a Limited Partner, such passive losses are not available to any other person. As discussed under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS,” and subject to the qualifications included in such discussion, the MGP estimates that individual Limited Partners would have previously suspended passive activity losses of approximately $981 per Unit attributable to Laurel Creek.

For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Property (or the sale of the Laurel Creek LP Interest), or Dissolution and Termination. The sale of the Property (or the sale of the Laurel Creek LP Interest), or the Dissolution and Termination of the Partnership, could allow Limited Partners to use passive losses previously allocated to them and related to Laurel Creek but not used. An individual Limited Partner’s passive losses from the Property in most cases should be available to offset some or all of the gain from a sale of the Property (or the sale of the Laurel Creek LP Interest). The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of Laurel Creek. Some Limited Partners may have accounted for their investment in the Partnership on an entity basis, and have not claimed passive losses in connection with prior transfers of Partnership assets. For these Limited Partners, passive losses might not be available until Dissolution and Termination.

Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of the sale by Laurel Creek of the Property or the sale by the Partnership of the Laurel Creek LP Interest.

QUESTIONS AND ANSWERS ABOUT THIS
CONSENT SOLICITATION STATEMENT AND THE PROPOSAL

Q:  Why have I received this Consent Solicitation Statement?

A:  You have received this Consent Solicitation Statement because the MGP is proposing an amendment to the Partnership LPA. You are entitled to vote because, according to the records of the Partnership, you owned Units on December 8, 2015.

Q:  What does the Proposal involve?

A:  The Proposal involves the Developer serving as a developer for the substantial rehabilitation of the Property following its acquisition by the Laurel Creek GP.

Q:  Will I receive any distributions if the Property is sold to the Laurel Creek GP?

A.   The MGP thinks it is likely that you will receive a distribution if the Property is sold to the Laurel Creek GP in 2016 or in one of the next several years.

Q:  How can the Proposal be approved?

A:  The Proposal will be approved with the consent of a majority-in-interest of all Limited Partners.

Q:  How will proceeds from the sale of the Property be used?

A:  In accordance with the limited partnership agreement of Laurel Creek, sale proceeds will be used to pay Laurel Creek obligations,  then to pay the Partnership an amount equal to its capital contribution, and then allocated 51% to the Partnership and 49% to the Laurel Creek GP. In accordance with the Partnership LPA, any cash distributed to the Partnership will be combined with its cash reserves and used for the payment of debts and obligations, including debts and obligations owed to the MGP. Any remaining cash will distributed to the Limited Partners.

Q: Why is the MGP proposing to amend the Partnership LPA at this time?

A:  The MGP is recommending the Proposal. Reasons for the recommendation include:

•	The MOU was negotiated through a formal mediation, following the initiation of an eminent domain proceeding by the Laurel Creek GP and the threat of litigation by the Partnership.
•
The Laurel Creek GP requires the services of a developer. If the Developer did not act as the developer for the substantial rehabilitation of the Property, the Laurel Creek GP would have to engage another developer to do so. The Developer is experienced in rehabilitating low income affordable housing. As of October 31, 2015, the Developer has served as a developer or co-developer of 68 low income housing properties.

•
The Laurel Creek GP is seeking the services of the Developer in connection with a substantial rehabilitation of the Property. The purchaser of the Property will be responsible for, and will bear the cost of, any compensation paid to the Developer.

•	The MGP believes the Partnership would have to resort to litigation to cause the Laurel Creed GP to sell the Property to a third party.
•
Any compensation payable to the Developer will be competitive with amounts that would be paid to a non-affiliated developer and will be subject to the prior approval of the California Debt Limit Allocation Committee or the California Tax Credit Allocation Committee.

•	The purchase price offered by the Laurel Creek GP exceeds the appraised value of the Property (see “SPECIAL FACTORS – Appraisals and Reports” below).

Dissolution and Termination has already been approved by the Limited Partners:

•	Dissolution and Termination may allow Limited Partners to use their unused passive losses.
•	Dissolution and Termination would eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.
•
The Partnership is dependent on its cash on hand (which came from sales activities) to pay Partnership expenses. The Partnership has sold all assets other than the Laurel Creek investment. Laurel Creek does not pay any fees to the Partnership. As a partner of Laurel Creek, the Partnership is entitled to its share of distributions, which were approximately $9,000 in 2014 and $6,800 in 2013.

•
The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Laurel Creek LP Interest to generate any additional economic benefit from future tax credits.

•	The Property is aging and the need for capital improvements and upgrades exists or may arise.
•	Maintenance and administrative expenses associated with an aging apartment complex may increase.

See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below for a more extensive discussion of the obligations of the Local Limited Partnership and the Partnership.

The MGP believes that in the case of the majority of Limited Partners, primary benefits of Dissolution and Termination will be (i) the elimination of a Partnership Schedule K-1 for the Partnership, (ii) the tax benefits associated with freeing up previously suspended passive activity losses, and (iii) a cash distribution of approximately $98 per Unit. Assuming that an individual Limited Partner has held his or her Units since the Partnership’s initial offering, and that the Partnership’s passive activity losses have only been used by the Limited Partner to offset any previous passive activity income/gain from the Partnership, the MGP estimates that a sale and Dissolution and Termination will free up previously suspended passive activity losses to offset any taxable income and gain from a sale and Dissolution and Termination, and perhaps other income of the Limited Partner. However, each Limited Partner should consult his or her personal tax advisor to determine the actual amount, if any, of passive activity losses which the Limited Partner may have suspended.

Q:  How does this impact my need to file a Schedule K-1?

A:  You will get a final K-1 on Dissolution and Termination.

Q:  Does the MGP recommend that I consent to the Proposal?

A:  Yes. The MGP recommends that Limited Partners consent to the Proposal by marking the box entitled “FOR” with respect to the Proposal on the enclosed Consent Card and returning the Consent Card promptly in accordance with the voting procedures described in “VOTING PROCEDURES” below. The MGP, however, has conflicts of interest in recommending the Proposal. For additional information regarding our conflicts of interest, see “SPECIAL FACTORS” below.

Q:  What will happen if the Proposal is approved?

A:  Under the MOU, the Laurel Creek GP and the Developer are required to perform certain obligations, including preparation and submission of applications to California Debt Limit Allocation Committee (“CDLAC”) and California Tax Credit Allocation Committee (“TCAC”). If the applications are successful, the MGP expects that the Laurel Creek GP would close the sale of the Property. The Partnership will cooperate with the sale of the Property.  After the sale, the Partnership would use its distributive share of the sale proceeds and all cash on hand to pay Partnership debts and obligations. Immediately upon the sale, the MGP would take all necessary steps to wind up and terminate the Partnership. Our goal is to sell the Laurel Creek asset, and complete the winding up and Dissolution and Termination during 2016, although there can be no assurance in this regard given that there is no guarantee that the sale of the Property will occur as described herein. Sale of the Laurel Creek asset can be a complex process that may depend on a number of factors, some of which are beyond the MGP’s control. Accordingly, there can be no assurance that the sale, Dissolution and Termination will be completed within the specified time frame.

Q:  Will I owe any federal income tax as a result of the Proposal?

A:  The Proposal itself will not generate any income tax. The sale of the Laurel Creek asset and Dissolution and Termination (including consideration of the results of the sale of the Local Limited Partnership Interest in Sandpiper Square, A Limited Partnership, which closed in March 2015, and the Local Limited Partnership Interest in HOI Limited Partnership of Lenoir, which closed in October 2015, as discussed below) are expected to generate net losses to the Limited Partners for United States federal income tax purposes in 2015 and 2016. Moreover, the sale and Dissolution and Termination may free up passive activity losses which may allow Limited Partners to gain the benefit of suspended and unused passive activity losses. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or in the secondary market. Please consult your tax advisor to determine the exact tax consequences to you. See “SPECIAL FACTORS” and “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS - Material Federal Income Tax Consequences” below.

Q:  What if the Proposal is not approved?

A:  If the Proposal is not approved by a majority in interest of the Limited Partners, it is possible that the Laurel Creek GP would continue to pursue the purchase of the Property without the cooperation of the Developer, although that is not clear, and the Laurel Creek GP would have to engage another developer if it still sought to rehabilitate the Property. Until disposition of the Laurel Creek asset, you would continue to get a Schedule K-1 for the Partnership, subject to (i) the Partnership’s ability to pay for its preparation and distribution, and (ii) Laurel Creek’s ability to pay for and deliver a Schedule K-1 to the Partnership. Laurel Creek historically has not had cash flow issues, and it has no mortgage indebtedness. The Partnership and Laurel Creek would continue to incur expenses. The average of annual Partnership expenses other than asset management fees for the two years ended March 31, 2014 was approximately $83,000, and for the two years ended March 31, 2015 was approximately $54,000. Anticipated annual operating expenses for the year ending March 31, 2016 other than asset management fees are approximately $33,000 and anticipated annual management fees for the year ending March 31, 2016 are approximately $3,000. The Partnership had cash of approximately $90,000 as of September 30, 2015 and payables of approximately $46,000. Increases in Partnership cash during the past three full fiscal years and to date have resulted primarily from sales activities. The MGP is not required to provide cash to the Partnership to enable it to pay expenses, and at such time as the Partnership exhausts its cash resources from sales activities it will have no apparent resources to cause to be prepared its periodic reports with the SEC or its tax information returns with the IRS. If the Laurel Creek GP does not close the sale of the Property, because the Proposal is not approved and/or for any other reason, the MGP would seek to find another  buyer for the Property or the Laurel Creek LP Interest in accordance with the Liquidation Plan.  That may be difficult given the eminent domain proceeding and threatened litigation between the parties.

Q:  How long do I have to consent?

A:  You may submit your vote now using the Internet or the telephone. If you prefer, in the alternative please mark your vote, sign and return the Consent Card using the enclosed postage pre-paid envelope provided or fax it to Insurer Direct Corp at (202) 521-3464. In order for your Internet or telephone vote or Consent Card to be accepted, it must be received by 5:00 p.m., Pacific Time, on the earlier of the date on which the Limited Partners approve the Proposal, or February 15, 2016, unless extended by the MGP (the “Expiration Date”). See “VOTING PROCEDURES” below.

Q:  Can I revoke my vote?

A:  Yes. You may withdraw or revoke your vote at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the vote must be received prior to the Expiration Date and addressed as follows: Investor Services, 17782 Sky Park Circle, Irvine, California 92614. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of Units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q:  Do Limited Partners have dissenters’ rights?

A:  Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Proposal.

LAUREL CREEK AND THE PROPERTY

In 1994, the Partnership invested approximately $1,030,000  in Laurel Creek. The Property is a 24-unit low-income housing apartment community for senior and disabled tenants located in San Luis Obispo, California.

Laurel Creek obtained mortgage debt in connection with the acquisition and construction of the Property. A refinancing of the then outstanding debt occurred in 2009 and the debt has since been retired, according to the audited financial statements provided to the Partnership by the Laurel Creek GP.

No fees are payable to the Partnership by Laurel Creek. The Partnership has received average distributions of $13,000 annually from Laurel Creek. The recent annual distributions have been less than the average due to increased repairs and maintenance. Distributions to the Partnership in 2012, 2013 and 2014 were $0, approximately $9,000 and approximately $6,800, respectively. In October 2015, Laurel Creek held operating reserves and replacement reserves of approximately $59,000 and approximately $34,000 respectively.

In connection with the allocation of low-income housing tax credits to Laurel Creek, a Regulatory Agreement (the “Extended Low Income Housing Commitment”) was entered into dated May 27, 1994 between California Tax Credit Allocation Committee and Laurel Creek. The Extended Low Income Housing Commitment requires the Property to be operated as low-income housing in accordance with the Extended Low Income Housing Commitment for a period of 30 years from the date the Property was placed in service, or 2024.

PROPOSAL – AMENDMENT TO PARTNERSHIP LPA

Generally, the Partnership LPA and the Liquidation Plan permit the Partnership to sell its assets without further consent of the Limited Partners. The proposed sale is not being made to an affiliate of the MGP. However, the MOU provides for the Developer to serve as developer or co-developer for the substantial rehabilitation of the Property if it is purchased by the Laurel Creek GP. The :Laurel Creek GP is a non-profit corporation with a mission to foster low-income housing in San Luis Obispo, California. For purposes of clarity, the MGP and the Partnership desire to amend the Partnership LPA to specifically provide that the Developer may act as such and may receive compensation in such capacity. A complete statement of the Proposal is as follows:

“Section 5.3.6.  Notwithstanding the provisions of any other Section hereof, in accordance with the Memorandum of Understanding dated as of August 4, 2015 relating to, among other things, the Local Limited Partnership known as Laurel Creek Apartments, a California limited partnership,  and resulting from the mediation between Housing Authority of the City of San Luis Obispo and the Partnership, San Luis Obispo Non-Profit Housing Corporation or an Affiliate of such Local General Partner (i) shall be permitted to purchase the Property of Laurel Creek Apartments, and (ii) the purchaser or its assignee shall be permitted to engage Community Preservation Partners, LLC, a California limited liability company and pay compensation to such Person, as the developer or co-developer in connection with a substantial rehabilitation of the Property and the property of two other WNC investment funds.”

IF THE PROPOSAL IS APPROVED BY A MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS, IT IS ANTICIPATED (ALTHOUGH NOT ASSURED) THAT THE PROPERTY WILL BE SOLD FOR $900,000 TO THE LAUREL CREEK GP OR ITS AFFILIATE. AS DISCUSSED ELSEWHERE, THE APPRAISED VALUE OF THE PROPERTY (BUT NOT OF THE LAUREL CREEK LP INTEREST) WAS $820,000 AS OF JANUARY 29, 2015.

SPECIAL FACTORS

A copy of the Partnership LPA may be requested from the Partnership, free of charge, upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

Background and Purpose

The Partnership is a California limited partnership formed to acquire interests in the Local Limited Partnerships, each of which was to own and operate an apartment complex qualified for the low-income housing tax credit under Section 42 of the Code (the “Apartment Complexes”). Some Apartment Complexes also benefited from mortgage and/or rent subsidies or other forms of government assistance.

The Partnership offered Units in a public offering that concluded on or about July 19, 1994. Investors purchasing 10,000 Units contributed $9,935,600 to the Partnership. The Partnership holds an interest in one remaining Local Limited Partnership, which owns one Apartment Complex. To date, the Partnership has disposed of its interests in 18 Local Limited Partnerships, and two Local Limited Partnerships have disposed of their Apartment Complexes and have liquidated the Partnership’s interest therein.

The principal investment objectives of the Partnership described in its Prospectus were to provide tax benefits in the form of:

•	Low Income Housing Credits which Limited Partners might use to offset their federal income tax liabilities. The Partnership intended to invest in Local Limited Partnerships with a view to realizing tax credits sufficient to offset approximately $1,450 to $1,700 of federal income tax liabilities per Unit; and

•	Tax losses which certain investors could use to offset passive income.

And the following was included in the Risk Factors section of the Partnership’s prospectus:

“Limitations on Sales of Apartment Complexes.  Any Apartment Complex receiving an allocation of Credit Authority must execute an Extended Low Income Housing Commitment with the state allocating the Credit Authority. The Extended Low Income Housing Commitment will require that the Low Income Units within the Apartment Complex be maintained as low-income housing for the Low Income Use Period, i.e., a period equal to at least 30 years. Accordingly, on any sale of an Apartment Complex during the Low Income Use Period, the purchaser would have to agree to continue to the low-income use of the Apartment Complex, thereby reducing the potential market, and possibly the sales price, for the property. Furthermore, the sale of an Apartment Complex may be subject to other restrictions. See “Risks of Government-Subsidized Housing Projects” below in this section and “Investment Objectives and Policies.” Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Apartment Complex, or, if it does so, that any significant amount of Sale or Refinancing Proceeds will be distributed to the Limited Partners. As a result, a material portion of the Low Income Housing Credits may represent a return of the money originally invested in the Series.”

The Partnership has strived to meet its objectives. Not including any other past benefits of holding Units, such as distributions of cash and use or accrual of passive activity losses, the first Limited Partners admitted to the Partnership have received low-income housing tax credits in an amount of approximately 145.5% of their original investments.

Alternatives

The Partnership has engaged in sale transactions for all but one of its investment assets. Each sale was either a sale of the Partnership’s interest in the Local Limited Partnership, or a sale by the Local Limited Partnership of its Apartment Complex. One or the other of these alternatives is the only practical means available to the Partnership to dispose of its investment in Laurel Creek in accordance with its stated investment objectives and the Liquidation Plan. The Partnership has completed 20 sales transactions as follows: two Apartment Complexes without operational difficulties were sold (to the respective Local General Partners or affiliates thereof); interests in 17 Local Limited Partnerships with no operational difficulties were sold (six to the respective Local General Partners or affiliates thereof and 11 to third parties); and one interest in a Local Limited Partnership with operational difficulties was sold (to a third party). All of the sales were made after the end of the applicable 10-year credit period; all of the sales were made after the end of the applicable 15-year LIHTC compliance period. None of these sales were to affiliates of the MGP. The Developer served as developer or co-developer of the Apartment Complex of Hidden Valley Limited Partnership, a New Mexico limited partnership after its sale to an affiliate of the Local General Partners. See “SPECIAL FACTORS” below for information regarding all the sales.

The MGP and its affiliates have been seeking buyers on behalf of the Partnership and on behalf of certain other investment funds syndicated by WNC or its affiliates for their respective investment assets. The pool of potential buyers of existing low income housing properties is limited. Low income housing properties are subject to extended low income housing commitments, which are recorded against title, and are enforceable by the state and by the tenants. Often, low income housing is financed with a combination of “hard” (amortized) debt and “soft” (payable only from cash flow) debt. The latter will typically entail an additional regulatory agreement with the lender or the state addressing operating requirements and restrictions for the property. The lender under either type of loan may require the owner to maintain an operating reserve and a replacement reserve. This is not a requirement for Laurel Creek, which has retired its mortgage debt, although Laurel Creek has both an operating reserve and a replacement reserve. Moreover, each Apartment Complex is subject to an Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment for an Apartment Complex is between the owning Local Limited Partnership and the applicable state agency. Under the Extended Low Income Housing Commitment and applicable state agency procedures, the transfer of an Apartment Complex generally is subject to the approval of the state agency, and the approval of lenders, and the transfer of a Local Limited Partnership Interest may be as well.

These circumstances limit the pool of potential buyers.  Moreover, it can be difficult to obtain the consent of Local General Partners to sales; and as a consequence, some other WNC affiliated investment funds have resorted to litigation, which is expensive and time-consuming. One WNC affiliated investment fund has been in litigation with the local general partner for 25 months.

In seeking to provide the Partnership with an exit strategy from its investments in accordance with the Partnership’s intended holding periods therefor, the Partnership determined that the pool of potential buyers would consist of buyers seeking to hold the Local Limited Partnership Interests or the Apartment Complexes for any tax losses they might generate or buyers with the ability to substantially rehabilitate an Apartment Complex so as to generate a new 10-year allocation of tax credits. This rehabilitation would require financing from various sources, including equity from the sale of new tax credits allocated to the Apartment Complex as a consequence of the substantial rehabilitation. However, any such substantial rehabilitation must be performed in accordance with the requirements of the Internal Revenue Code, and the requirements of the local housing agency and state agency. Prior to commencing any such substantial rehabilitation, the developer would have to either (i) apply to the state agency for a reservation of tax credits under Internal Revenue Code Section 42; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Either alternative requires the developer, among many other things, to establish that sufficient financing is available to acquire the real property, substantially rehabilitate the Apartment Complex, and cover operating deficits. Accordingly, the MGP determined that any buyer would need to possess certain characteristics to establish an ability to complete the substantial rehabilitation, including, among others: (i) a familiarity with the jurisdiction in which the Apartment Complex is located; (ii) a good working relationship with such jurisdiction and its housing agency; (iii) a good working relationship with the state agency; (iv) a good working relationship with the existing lender; (v) a good working relationship with the lenders willing to provide construction and permanent financing for low income housing; (vi) a good working relationship with a non-profit agency the mission of which is to assist in the development and operation of low income housing; involvement of a non-profit agency provides real estate tax abatements which are often critical to the operational success of a low-income housing property; (vii) a good working relationship with contractors and other trade persons in the jurisdiction; and (viii) an established ability to syndicate the resulting tax credits, which requires a syndicator with an investment track record and relationships with investors in low income housing tax credit investment funds. The Partnership does not have the ability to engage in this rehabilitation itself, because it was structured to hold its investments for a single cycle of acquisition, generation of credits and disposition. The Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership could not make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnerships to generate any additional economic benefit from future tax credits.

In furtherance of an exit strategy for the Partnership, the MGP inquired of the respective Local General Partners whether they had an interest in purchasing the relevant Local Limited Partnership Interest and/or the Apartment Complex. The Laurel Creek GP, San Luis Obispo Non-Profit Housing Corporation, ultimately responded to the request by commencing an eminent domain action to take the Property. The Partnership threatened to commence litigation against the Laurel Creek GP. Eventually, the Laurel Creek GP and the Partnership agreed to a mediation of their claims, and the mediation culminated in the execution of the MOU.

The mediation addressed not only Laurel Creek, but the low-income housing apartment complexes of two other local limited partnerships invested in by two other WNC-affiliated investment funds. The MOU provides that the Partnership and the two other investment funds will solicit the consent of the Limited Partners and the limited partners of the two other investment funds to the sale of the three properties to the Laurel Creek GP, which is also the general partner of the two other local limited partnerships. If the limited partners of each investment fund consent, the three properties are to be substantially rehabilitated as a single apartment complex for the purpose of obtaining a new allocation of federal low income housing tax credits. The new apartment complex is to be financed using a combination of tax-exempt bonds,  net operating income, the deferral of a portion of the developer fee, and new equity from investors in the new federal low income housing tax credits. The Laurel Creek GP or its affiliate would continue to serve as the sole managing general partner, and it or its affiliate would continue to serve as property manager. The Laurel Creek GP would work to obtain a land lease assignment and a land lease time extension from the City of San Luis Obispo.  During the rehabilitation process, the three properties would be transferred to a newly-formed entity to be organized and managed by the Laurel Creek GP or its affiliate. The MOU is dated August 4, 2015, and was executed by Housing Authority of the City of San Luis Obispo and Community Preservation Partners, LLC.

In order to obtain the tax exempt bonds, applications will be prepared by the Developer and submitted to CDLAC and TCAC. Among the obligations of the Developer under the MOU are:

•	Oversight of rehabilitation activities, lease-up activities and conversion to permanent debt;
•	Identification and securing of the construction lender and permanent lender;
•	Application to TCAC for IRS Form 8609, which is necessary to investors to claim federal low income housing tax credits.

Other obligations are to be undertaken by the Developer and by the Laurel Creek GP under the MOU.

Once the applications are filed with CDLAC and TCAC, it is anticipated that syndicators will submit letters of intent to the Laurel Creek GP and the Developer seeking to obtain the right to syndicate the anticipated federal low income housing tax credits with third party investors. WNC & Associates, Inc. is expected to submit its own letter of intent. It is anticipated that WNC would be the selected syndicator if the bid included in its letter of intent is completive with the bids of the other syndicators.

Reasons

Before recommending the Proposal, the MGP considered the benefits and risks associated with the continued ownership of the Laurel Creek asset by the Partnership. The MGP recommends the Proposal for the following reasons:

•	The MOU was negotiated through a formal mediation, following the initiation of an eminent domain proceeding by the Laurel Creek GP and the threat of litigation by the Partnership.
•
The Laurel Creek GP requires the services of a developer. If the Developer did not act as the developer for the substantial rehabilitation of the Property, the Laurel Creek GP would have to engage another developer to do so. The Developer is experienced in rehabilitating low income affordable housing. As of October 31, 2015, the Developer has served as a developer or co-developer of 68 low income housing properties.

•
The Laurel Creek GP is seeking the services of the Developer in connection with a substantial rehabilitation of the Property. The purchaser of the Property will be responsible for, and will bear the cost of, any compensation paid to the Developer.

•	The MGP believes the Partnership would have to resort to litigation to cause the Laurel Creed GP to sell the Property to a third party.
•
Any compensation payable to the Developer will be competitive with amounts that would be paid to a non-affiliated developer and will be subject to the prior approval of the California Debt Limit Allocation Committee or the California Tax Credit Allocation Committee.

•	The purchase price offered by the Laurel Creek GP exceeds the appraised value of the Property (see “SPECIAL FACTORS – Appraisals and Reports” below).

Dissolution and Termination has already been approved by the Limited Partners:

•	Dissolution and Termination may allow Limited Partners to use their unused passive losses.
•
Dissolution and Termination would eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership. Many Limited Partners find the Schedule K-1 required from their investment in the Partnership complicated to report on their own tax returns. That may require individuals to incur tax return preparation costs they would not otherwise have to incur.

•
The Partnership is dependent on its cash on hand (which came from sales activities) to pay Partnership expenses. The Partnership has sold all assets other than the Laurel Creek investment. Laurel Creek does not pay any fees to the Partnership. As a partner or Laurel Creek, the Partnership is entitled to its share of distributions.

•
The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Laurel Creek LP Interest to generate any additional economic benefit from future tax credits.
•	The Property is aging and the need for capital improvements and upgrades exists or may arise.
•	Maintenance and administrative expenses associated with an aging apartment complex may increase.

The Partnership’s objective was to derive low income housing tax credits from its investment in the Local Limited Partnership Interests, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the federal low income housing tax credit program. The Partnership does not have the necessary capital. No income tax liability is expected from a sale of the Property.  The income tax liability from a sale of the Property should be offset for an individual Limited Partner to the extent that the Limited Partner has unused passive losses attributable to the Laurel Creek LP Interest or other sources.

The MGP believes it is important to note that the only realistic use of the Property is as low income housing, based primarily on original design as low income housing with very basic amenities, and the restrictions of the Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment effectively requires that the Property be operated as low-income housing for a period as set forth in the chart that follows. Moreover, the land underlying the Property is owned by the City of San Luis Obispo. According to the financial statements for Laurel Creek, the lease expires in 2046 and its renewal is contingent upon continued use of the Property as low income housing.

Apartment Complex	Extended Low Income Housing Commitment terminates:
Laurel Creek	2024

The Laurel Creek GP is not an affiliate of the MGP.

Our goal is to sell the Laurel Creek asset during 2016. If so, the MGP believes that Dissolution and Termination could also occur in 2016. There can be no assurance in this regard, as there are contingencies to the closing of any sale to the Laurel Creek GP, including those generally present in a sale of real property and those particular to the circumstances. Whether or not the Proposal is approved, the MGP will seek to sell the Laurel Creek asset pursuant to the Liquidation Plan.

The tax year of the Partnership is the calendar year.

Effects

There are no direct economic effects to the Partnership from the Proposal itself. The economic effects of the sale, together with the economic effects of Dissolution and Termination, are discussed below under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” As discussed elsewhere herein, upon Dissolution and Termination, the Partnership would be dissolved, its affairs wound up, and its Certificate of Limited Partnership cancelled. In connection with such Dissolution and Termination, the registration of the Units would be terminated under the Securities Exchange Act of 1934. The estimated costs savings to the Partnership on an annual basis from a Dissolution and Termination are estimated to be approximately $36,000, as discussed above under “QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION STATEMENT AND THE PROPOSAL.”

Appraisals and Reports

The Partnership obtained appraisals of each Apartment Complex over the last several years. In some cases, updates of value were received for the Apartment Complexes that were appraised. The most recent appraisal for the Property is included in the chart that follows:

Local Limited Partnership	Apartment Complex	Type and Date of Valuation	Valuation (subject to restricted rents)	Approximate Mortgage Debt at 12.31.14 (1)	Company Performing Evaluation
Laurel Creek Apartments	Marvin Gardens	Appraisal – 1.29.15	$820,000	$0	Novogradac & Company LLP

(1)
Per the financial statements of the Local Limited Partnership delivered by the Laurel Creek GP to the Partnership, Laurel Creek has approximately $30,000 in liabilities as of December 31, 2014, all of which were classified as current liabilities.

The Partnership obtained an appraisal of the Property from Novogradac & Company LLP. Novogradac & Company LLP was selected by the Partnership based on the MGP’s belief as to the expertise of Novogradac & Company LLP in appraising low-income housing properties in the State of California. The MGP’s belief is based on past experience with Novogradac & Company LLP, which has rendered appraisals of other properties invested in by the Partnership and other investment funds syndicated by the MGP, on its knowledge of the low-income housing industry, and on recommendations from others in the low-income housing industry. No limitations were imposed by the Partnership on the appraiser’s investigation. Novogradac & Company LLP delivered a written report, dated February 10, 2015, which stated the value of the Property (as set forth below) as of January 29, 2015.

The following is excerpted from the appraisal report dated February 10, 2015.

“The appraisers have considered the traditional approaches in the estimation of the Subject’s value. The resulting value estimates are presented below:

RECONCILIATION
Valuation Method	Indicated Value
Income Capitalization Approach
Market Value As Is Restricted	$820,000

Real and personal property owned and operated by certain nonprofit organizations can be exempted from local property taxes through a program jointly administered by the Board of Equalization and county assessors' offices in California. This exemption, known as the Welfare Exemption, is available to qualifying organizations that have income tax-exempt status and are organized and operated exclusively for religious, charitable, scientific or hospital purposes. This exemption is frequently utilized by and granted to owners of affordable housing developments. After the sale transaction, the general partner of the Subject property will continue to be a nonprofit entity eligible to receive tax-exempt status for the Subject. It is an extraordinary assumption of this report that the Subject will continue to maintain tax-exempt status.

The value indicated by the income capitalization approach is a reflection of a prudent investor’s analysis of an income producing property. In this approach, income is analyzed in terms of quantity, quality, and durability. A direct capitalization technique was utilized. Due to the fact that the Subject is income producing in nature, this approach is the most applicable method of valuing the Subject property.

The sales comparison approach reflects an estimate of value as indicated by the sales market. In this approach, we searched the local market for transfers of similar type properties. The current owner of the improvements does not own the underlying land, which is leased from the City of San Luis Obispo. Further, according to the lease agreement, “upon expiration, the 1090 Orcutt Road site and all improvements made to the site will become the sole property of the City. The City has no legal obligation for reimbursement or compensation of any kind to the Housing Authority.” Because the ground lease for the Subject is not constant, it is difficult to estimate the value of the Subject using the sales comparison approach. As such, we have not utilized this approach.

The cost approach is, on occasion, one of the main steps of the appraisal process. The value indicated by this approach is derived by first estimating the value of the land. Next, the replacement cost of the improvements, less depreciation from all causes is added to the land value. In essence, value by this approach consists of land value plus the depreciated value of the improvements. As discussed, this method was not developed due to a lack of accurate cost data, the difficulty in estimating accrued depreciation and the fact that most market participants do not place any reliance on this approach for properties of this age.

In the final analysis, the appraisers have considered the influence of the three approaches in relation to one another and in relation to the Subject. The Subject is an income producing property, and a prudent investor would be more interested in the value indication derived using the income approach.

As a result of our investigation and analysis, it is our opinion that, subject to the limiting conditions and assumptions contained herein, the estimated market value “As Is Restricted” of the leasehold interest, as of January 29, 2015, is:

EIGHT HUNDRED TWENTY THOUSAND DOLLARS
($820,000)

The appraisal listed above will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any Limited Partner or representative of a Limited Partner who has been so designated in writing. A copy will be transmitted by the Partnership to any Limited Partner or representative of a Limited Partner who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

In addition to rendering appraisals, updates of value and/or opinions of value reports, Novogradac & Company LLP has assisted the MGP and its affiliates in developing analyses of low income housing tax credit and new markets tax credit properties and investment funds. Novogradac & Company LLP received a total of approximately $662,000 from the Partnership and its affiliates in connection with the rendering of such services during the two-year period ended September 30, 2015. None of that was paid by the Partnership.

Fairness

The MGP has consented to the Proposal, subject to the considerations discussed below under “CONTINGENCIES.”

The MGP believes that the Limited Partners are interested in a means of liquidating their investment in the Partnership. However, the Proposal has not been initiated by the Limited Partners. The Proposal has been initiated by the MGP. The steps that have been and are being taken to provide the Limited Partners with procedural safeguards are: (i) the submission of the Proposal to the Limited Partners (all of whom are unaffiliated with the MGP) for their approval; (ii) the approval of the Proposal by the disposition committee of WNC; and (iii) the commissioning of an independent appraisal of the Property. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in reviewing the procedural fairness of the Proposal, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the MGP was not able to weigh the relative importance of each factor precisely. The MGP is a privately owned entity and it does not have independent members on its board of directors or committees thereof. See “MANAGEMENT” below. Although there are no such independent members, the disposition committee has established processes and procedures that must be pursued. Because the receipt of an appraisal is only one component of the processes and procedures, the MGP has ordered committee action before the appraisal component, although, as indicated above, this process is an approximation of the weight given to each factor and the MGP was not able to weigh the relative importance of each factor precisely. Generally, the disposition team reviews properties of all investment funds annually, and the investment funds themselves, to determine which properties are appropriate for disposition and which funds are appropriate for liquidation, based on the stage of each property vis-à-vis its 10-year credit period and 15-year compliance period. Once properties and funds are prioritized purchasers are solicited and solicited and unsolicited bids are reviewed. This process is consistent with the finite-life nature of the Partnership, and its investment objectives described above under “SPECIAL FACTORS - Background and

Purpose.” As is the case with regard to the other investment funds referred to therein, the Partnership is a self-liquidating finite life limited partnership that was formed to acquire interests in Local Limited Partnerships for the production of low income housing tax credits. Its investment objective was to acquire these interests, hold them for the production of low income housing tax credits, and then sell all assets and liquidate the Partnership when the credits were realized and substantially all compliance periods were completed, assuring avoidance of credit recapture. In furtherance of these objectives of the Partnership, appraisals, broker opinions of value and/or abbreviated valuations were requisitioned for Partnership assets, and the value was run through the provisions of the limited partnership agreement or operating agreement of the entity owning the property to determine what, if any payments and distributions would be made to the Partnership. Each such agreement includes detailed provisions identifying the manner in which sale proceeds are used by the property-owning entity to pay its debts and obligations, and to the extent there are funds thereafter remaining, make distributions to its partners or members. In turn, the aggregate amount that would be paid to the Partnership, either as distributions or repayment of advances previously made by the Partnership to the property-owning entity, is run through the provisions of the Partnership LPA. This determines what, if any obligations would be repaid to WNC and its affiliates, and what, if any distributions would be made to the Limited Partners.

Although there is no requirement that an asset be sold for its value set forth in an appraisal or other valuation, such value is used in the first instance to determine if an asset should be marketed. If such value of an Apartment Complex is an amount that exceeds the obligations of the Local Limited Partnership, the Apartment Complex is listed for sale or other marketing efforts are undertaken. If such value indicates that the Apartment Complex is “underwater” (i.e., the obligations of the Local Limited Partnership exceed such value), then the asset would be offered through the efforts described above under “SPECIAL FACTORS - Alternatives.”  Generally, if an asset is considered by the disposition team to have value, a full appraisal is requisitioned.

Approval of the Proposal is not structured with a stated condition that requires approval be from a majority of Limited Partners not affiliated with the MGP. However, neither the MGP nor any of its affiliates owns any Units. Accordingly, if the Proposal is approved it will be approved by Limited Partners who are not affiliated with the MGP. No unaffiliated representative has been engaged to act on behalf of unaffiliated Limited Partners in negotiating the terms of the Proposal and/or in preparing a report concerning the procedural or substantive fairness of the transaction.

The MGP has considered a number of material factors regarding the substantive fairness of the Proposal. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in reviewing the substantive fairness of the Proposal, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the MGP was not able to weigh the relative importance of each factor precisely.

(i) the Partnership is a finite life entity formed to acquire and hold properties for an approximate fifteen-year low income housing tax credit cycle, sell its investments and liquidate;

(ii) the MOU was negotiated through a formal mediation, following the initiation of an eminent domain proceeding by the Laurel Creek GP and the threat of litigation by the Partnership.

(iii) the Laurel Creek GP requires the services of a developer. If the Developer did not act as the developer for the substantial rehabilitation of the Property, the Laurel Creek GP would have to engage another developer to do so. The Developer is experienced in rehabilitating low income affordable housing. As of October 31, 2015, the Developer has served as a developer or co-developer of 68 low income housing properties.

(iv) the Laurel Creek GP is seeking the services of the Developer in connection with a substantial rehabilitation of the Property. The purchaser of the Property will be responsible for, and will bear the cost of, any compensation paid to the Developer.

(v) the MGP believes the Partnership would have to resort to litigation to cause the Laurel Creek GP to sell the Property to a third party. In the experience of the MGP’s affiliates, litigation pursued to force a sale of a low income housing apartment complex has been extremely expensive and lengthy.

(vi) any compensation payable to the Developer will be competitive with amounts that would be paid to a non-affiliated developer and will subject to the prior approval of the California Debt Limit Allocation Committee or the California Tax Credit Allocation Committee.

(vii) current and historical purchase prices for properties developed and operated as low-income housing and sold by investment funds managed by the MGP, including the Partnership and other syndicators. Substantially all of such properties (or interests therein) sold in the last two years of which the MGP is aware have been sold for purchase prices based on appraised values, where appraised values exceed aggregate indebtedness. In cases where the appraised values are less than the aggregate indebtedness, the sales prices have been for amounts intended, at best and if possible, to cover closing costs. Sales made by the Partnership to date are described in the chart below in this section. In the aggregate, from January 1, 2013 through October 31, 2015, investment funds managed by the MGP engaged in more than 159 sale transactions related to tax credit properties. (Other sales related to low-income properties placed in service prior to the 1986 legislation creating the low-income housing tax credit. The properties were invested in for the losses they generated, rather than the credits, but are otherwise similar to tax credit properties.). More than 143 of the total entailed the sale of the local limited partnership interests alone, or the sale of the local limited partnership interests and the general partner interests, more than 15 entailed the sale of the apartment complexes, and one entailed a redemption of the local limited partnership interest. The apartment complexes were located in 36 states across the country;

(viii) the most-recent appraisal states an appraised value of $820,000; the proposed purchase price to be paid by the Laurel Creek GP or its affiliates is $900,000;

(ix) the Limited Partners are not expected to recognize forgiveness of debt income under the Proposal. Cancellation of all or part of a debt that is secured by property (such as the Apartment Complexes) may occur because of a foreclosure, a repossession, a voluntary return of the property to the lender, abandonment of the property, or a principal residence loan modification. In general, the canceled amount of debt is included in gross income and taxed as ordinary income unless an exclusion or exception applies. Although contingent on the circumstances of a particular Limited Partner, the tax rate on ordinary income generally is higher than that on gain from the sale of a capital asset. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS - Material Federal Income Tax Consequences.”

(x) the Units are and since issuance have been illiquid. The net book value of the Units as of September 30, 2015 was $15.39;

(xi) the net book value of the Partnership’s interest in Laurel Creek as of December 31, 2014 was zero;

(xii) the Partnership’s interest in Laurel Creek is the Partnership’s only non-cash asset. Accordingly, the MGP is of the view that the Partnership has no liquidation value separate and apart from its cash and its interest in Laurel Creek;

(xiii) the Partnership’s interest in Laurel Creek is the Partnership’s only non-cash asset. Accordingly, the MGP is of the view that the Partnership has no going concern value separate and apart from its cash and its interest in Laurel Creek; and

(xiv) the purchase price will be paid entirely in cash.

Generally, based on time value of money considerations, Limited Partners who have already used passive losses from the Partnership may have a better overall result from the Partnership than Limited Partners who have not used their passive losses. Limited Partners who have used their passive losses would have reduced their tax liability at the time of use, whereas Limited Partners who have not used passive losses would only be reducing their tax liability on sale or Dissolution. Similarly, Limited Partners purchasing Units from a person other than the Partnership may have less passive losses to use at this time; however, under time value of money considerations they would have already received a benefit from the reduced purchase price of their Units. There is no established secondary market for the Units, and to the best of the MGP’s knowledge any Units purchased from a person other than the Partnership would have been purchased at a steep discount from the offering price.

For many Limited Partners who are individuals, the tax benefits of passive losses are available only upon the sale of Partnership assets, or Dissolution and Termination. An individual Limited Partner’s passive losses from an asset in most cases should be available to offset some or all of the gain from the sale of the asset and thereafter against other income. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits. Some Limited Partners may have accounted for their investment in the Partnership on an entity basis, and have not claimed passive losses in connection with prior transfers of Partnership assets. For these Limited Partners, passive losses might not be available until Dissolution and Termination. Such Limited Partners have recognized gain on prior sales of the Partnership assets. This is consistent with the disclosure provided in the Partnership’s prospectus.

Following is chart showing the sales of Partnership assets to date.

Local Limited Partnership	Date of Sale	Type of Sale	Purchase Price	Net Distribution to the Partnership (1)	Local General Partner	Purchaser
Alpine Manor, L.P.	10/1/2011	LP Sale	$25,775	$25,775	1600 Capital Company, Inc.	Sugar Creek Investors III LP (2)
Baycity Village Apartments	6/30/2012	LP Sale	$30,000	$30,000	Green Companies Development Group	AHDF-Rural Development, L/P, L.L.C. (2)
Beckwood Manor Seven, LP	11/2/2011	Asset Sale	$197,980	$197,980	Phillips Development Corp	PDC Fifty Six Limited Partnership (2)
Briscoe Manor	12/31/2011	LP Sale	$35,000	$35,000	Humphrey Rural Housing LLC	Humphrey Real Estate Holdings, LLC (2)
Evergreen Four LP	8/31/2012	LP Sale	$21,953	$21,953	Phillips Development Corp	Lemon Creek Residential, LP (2)
Fawn Haven L.P.	7/31/2011	LP Sale	$30,883	$30,883	Provident Management, Inc.	Premier Equities, LLC (2)
Fort Stockton Manor, L.P.	10/1/2011	LP Sale	$29,742	$29,742	1600 Capital Company	Sugar Creek Investors III LP (2)
Hidden Valley LP	12/21/2012	Asset Sale	$1,392,114	$50,000	Western States Housing Corp.	New Mexico Multi-Family Partnership 2012 (2) (3)
Indian Creek L.P.	7/31/2011	LP Sale	$52,940	$52,940	Provident Management, Inc.	Premier Equities, LLC (2)
HOI Lenoir	10/31/15	LP Sale	$43,560	$43,560	Housing Opportunities, Inc.	Dundas Building, LLC
Madisonville Manor Senior Citizens Complex, Ltd.	8/1/2012	LP Sale	$25,000	$25,000	Johnson Enterprises	MWS Real Estate Services, L.L.C. (2)

Mt. Graham Housing, Ltd.	7/1/2014	LP Sale	$32,000	$32,000	Rural Housing, Inc.	Landmark Holdings, LLC (LP) (2)
Northside Plaza Apartments, Ltd.	8/1/2012	LP Sale	$25,000	$25,000	Johnson Construction Co.	MWS Real Estate Services, L.L.C. (2)
Pampa Manor, L.P.	10/1/2011	LP Sale	$24,105	$24,105	1600 Capital Company	Sugar Creek Investors III LP (2)
Regency Court Partners	3/31/2013	LP Sale	$236,466	$386,739	Community Housing Assistance	Rivera Gardens Affordable Housing Corporation & Community Housing Assistance Program Inc. (2)
Sandpiper Square	3/31/2015	LP Sale	$15,000	$15,000	I. Norwood Stone	Wynnefield 515, LLC (2)
Seneca Falls East Apartments Company II, L.P.	3/31/2013	LP Sale	$20,000	$20,000	David Bacon/Frank Salvatore Jr.	MPF Bayfield Acquisition, LLC (2)
Vernon Manor, L.P.	10/1/2011	LP Sale	$21,449	$21,449	1600 Capital Company	Sugar Creek Investors III LP (2)
Waterford Place	8/31/2012	LP Sale	$8,953	$8,953	InterMark Management	Lemon Creek Residential, LP (2)
Yantis Housing, Ltd.	10/31/2013	LP/GP Sale (4)	$1	$1	Shelter Resource Corporation	AHDF-Yantis Village L/P, L.L.C. (2)

(1)
The sale of an apartment complex was made by the Local Limited Partnership and the proceeds therefrom were first used to pay debts and obligations of the Local Limited Partnership, including mortgages and obligations to the Local General Partner and the Partnership, to the extent of such proceeds. The balance was then distributed to the Partnership, as the limited partner of the Local Limited Partnership, and the Local General Partner in accordance with the terms of the Local Limited Partnership partnership agreement. “Net Distribution to the Partnership” does not include a repayment of advances or distributions from reserves.

(2)	None of these were affiliates of the MGP.
(3)
The Developer was engaged by the third party purchaser as a developer or co-developer in connection with the substantial rehabilitation of the apartment complex and the substantial rehabilitation of other apartment complexes which were combined into a single complex. WNC was the successful bidder for and syndicated the tax credits therefrom.

(4)
After the purchaser rehabilitated the property, another WNC investment fund acquired an interest in the entity that owns the property and that received a new allocation of tax credits as a consequence of the rehabilitation.

(5)	The sale of the interest of the Local General Partner, an affiliate of the MGP, occurred concurrently.

ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

Dissolution and Termination

If the Proposal is approved by a majority in interest of the Limited Partners, the MGP will seek to sell the Partnership’s interest in Laurel Creek or to cause the Local General Partners to sell the Property.

Prior to completing Dissolution and Termination, the Partnership is required to file all tax returns with federal, state and local tax authorities, and, subject to the availability of funds to pay the costs of doing so, is required to file all reports with the Securities and Exchange Commission and provide or make available such reports to Limited Partners in accordance with the Partnership LPA. Pending the sale of the Property or Partnership’s interest in Laurel Creek, Laurel Creek will continue to lease units in the Property and the Partnership will continue to operate, subject to the availability of funds to pay the cost thereof.

The MGP’s objective is to sell the Laurel Creek asset during 2016. A sale, however, can be a complex process which may depend on a number of factors, and some of these factors are beyond the MGP’s control. For example, the Partnership may be pursuing claims against others or defending litigation. The Local General Partner has consent rights over a sale, and receipt of such consent might be delayed or not forthcoming. In this regard, the Laurel Creek GP has indicated that it is averse to a sale of the Apartment Complex to a third party, which practically limits the exit strategy to a sale to the Laurel Creek GP or its affiliate. Moreover, a sale might be subject to approval of CDLAC and/or TCAC. There may be other contingencies to which the Partnership may become subject. Consequently, the sale may take longer than expected.

Interests of Certain Persons in the Proposal

You should be aware that the MGP, although it is required to perform in a manner consistent with its fiduciary duties to the Partnership and the Limited Partners, would have interests in the Proposal that may differ from those of the Limited Partners. Such interests include the following:

•  Any accrued but unpaid asset management fees and any loans advanced to the Partnership by the MGP will be paid prior to any distributions to the Limited Partners.

•  Dissolution and Termination of the Partnership will eliminate any potential liability of the MGP for liabilities of the Partnership and, perhaps, actions taken by the MGP as a fiduciary.

•  The Developer will, and other affiliates of the MGP may, have ongoing business relationships with the Laurel Creek GP.

Expenses

The Partnership will pay (directly or indirectly) for its expenses of any sale of the Laurel Creek asset, and will pay for the expenses of this solicitation and, if a sale occurs, Dissolution and Termination.

Expenses of the solicitation include but are not limited to the costs of mailing and printing this Consent Solicitation Statement, any supplements to it, telephone calls, legal, appraisals and other valuation, and accounting fees. The Partnership will pay these expenses whether or not any sale is consummated.

Dissolution and Termination expenses include filing fees, legal and accounting fees not included as solicitation expenses, travel expenses and all other fees related to Dissolution and Termination. Partnership-level Dissolution and Termination expenses include tax filing expenses. Local Limited Partnership-level liquidation expenses include the legal fees and other costs associated with the sale of an Apartment Complex.

Estimated Results of Sale and Dissolution

Liabilities. Laurel Creek has liabilities that would have to be satisfied from sales proceeds of the Property before any distributions would be available to the Partnership. Furthermore, because the Partnership owns less than

100% of the economic interest of Laurel Creek, the distributable proceeds of the sale of the Property would be divided among the Partnership and the Laurel Creek GP.

Restrictions. The Property is no longer subject to the 15-year LIHTC compliance period imposed by Section 42 of the Code; however, other income and/or rent restrictions will or may continue to limit the use of the Property beyond the 15-year LIHTC compliance period. Because Laurel Creek is currently controlled by the Laurel Creek GP, which is unaffiliated with the MGP, there may be more restrictions on the Property than the MGP is aware of, and there may be certain local and state level restrictions on the Property that are not described below or elsewhere in this Consent Solicitation Statement. Some examples of additional restrictions are as follows:

Extended Use Restrictions. Pursuant to Section 42 of the Code, all properties that received LIHTC allocations in 1990 or any subsequent year are subject to affordable housing use restrictions for a minimum period of 30 years, or an additional 15 years beyond the expiration of the 15-year LIHTC compliance period. These restrictions are set forth in an agreement between the Local Limited Partnership and the pertinent state housing agency which is responsible for allocating LIHTCs within the state. The terms of the extended use restrictions vary by property. See “SPECIAL FACTORS” above.

Prepayment Restrictions. Certain subsidized or government loans include income and/or rent restrictions. Typically, such loans will prohibit prepayment for a certain period of time, and in some cases this period extends beyond the 15-year LIHTC compliance period. Other loans might permit prepayment, but in some instances only with the consent of the lender and only on payment of a prepayment premium.

Local Municipality and State Agreements. Local municipality and state agreements may include subsidized loans, real estate tax relief or a grant of funds. Most of these agreements require some income and/or rent restrictions, and in some cases these restrictions extend beyond the 15-year LIHTC compliance period.

Conclusion. One Apartment Complex remains in the Partnership, which is subject to certain restrictions. In preparing the analysis that follows, the MGP has used the Partnership’s March 31, 2015 Form 10-K as a starting point. The MGP used the actual sale numbers for the Local Limited Partnership Interests of Bolivar Plaza Apts., L.P., and Belen Vista Associates Limited Partnership, and assumed that the Property would be sold for $900,000. However, because an actual purchaser may pay more or less than $900,000, actual results of the sale of the Property and Dissolution and Termination may differ significantly from the analysis presented in this Consent Solicitation Statement.

Estimated Results of Liquidation (1)
Local Limited Partnerships:
HOI Limited Partnership of Lenoir	$44,000
Laurel Creek Apartments	$887,000
Sandpiper Square	$15,000

Cash and Cash Equivalents (2)	$134,000
TOTAL	$1,080,000

Current Payables to Affiliates and Accounts Payable (2)(3)	$78,000
Estimated Termination Expenses (3)	$20,000
Estimated Solicitation/Communication Expenses (3)	$12,000
Estimated Termination Proceeds Before Taxes	$970,000
Estimated Distribution Before Taxes - per Unit	$98
Estimated Tax Benefit of Expenses and Payables Paid - per Unit (3)(4)	$1
Estimated Ordinary Income (Loss) on Sales and Termination - per Unit (4)(5)	$-
Estimated Capital Gain (Loss) on Sales and Termination - per Unit (3)(4)	$34
Estimated Tax (Cost) /Benefit - per Unit (3)(4)	$(2)
Estimated Suspended Passive Activity Losses - per Unit (5)	$981
Estimated Tax Benefit From Suspended Passive Activity Losses at 28% - per Unit (4)	$275
Estimated Termination Benefit After Taxes and Tax Benefit of Suspended Passive Activity Losses - per Unit (5)	$372
______________

(1)	All numbers other than per Unit numbers are rounded to the nearest thousand. Per Unit numbers are rounded to the nearest dollar.
(2)	As of October 31, 2015, unaudited.
(3)
Tax benefit from the payment (to the extent of available cash) of deductible expenses included in Current Payables to Affiliates and Accounts Payable, Estimated Termination Expenses, and Estimated Solicitation/Communication Expenses calculated utilizing a 28% tax rate.

(4)
These estimates rely on numerous assumptions, including assumptions that Limited Partners acquired their Units during the original offering period. Tax rates utilized are 15% for Section 1231 gain, 25% for Section 1250 gain, and 28% for ordinary income. Results would differ for Limited Partners subject to different tax rates. See “Material Federal Income Tax Consequences” below. Congress is considering various proposals that could amend the current tax rates.

(5)
These estimates assume that Limited Partners have held their Units since the initial offering of the Units by the Partnership, and that Limited Partners would be taxed at the maximum capital gains rate for this type of investment of 25% and at an ordinary income rate of 28%. Assuming that Limited Partners have held their Units since the initial offering by the Partnership, that the Partnership’s passive activity losses have not been used by the Limited Partners (which may not be the case because, among other things, the Partnership has already disposed of some investments), and that all remaining Apartment Complexes were sold on December 31, 2014, the MGP estimates that the Limited Partners who are individuals would have previously suspended passive activity losses of $981 per Unit to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of distributions, if any, such Limited Partner would receive based upon these estimations after taxes and the amount of suspended passive activity losses that such Limited Partner would free up upon Dissolution and Termination.

(6)	To the extent not already used to offset other passive activity gains, upon completion of the Dissolution and Termination, suspended passive activity losses from the Units may be used to offset other ordinary gains. Please consult your tax advisor for the specific treatment of any suspended passive activity losses in excess of the tax gain/income recognized from Dissolution and Termination.

Material Federal Income Tax Consequences

The federal income tax discussion set forth below addresses the material federal income tax consequences of a liquidation of the Partnership, but does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Partner in light of such a Limited Partner’s personal circumstances. The discussion is directed solely to natural U.S. persons who hold the Units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis).

The following discussion was written in connection with this Consent Solicitation Statement and is only a summary and not a complete discussion of the tax issues associated with the sales activity of the Partnership or the Dissolution and Termination and cannot be relied upon to avoid penalties. Moreover, the following summary addresses consequences to Limited Partners who are individuals, and other types of investors will have other consequences. The MGP has prepared the following discussion and has not obtained any opinion or advice of tax counsel in this regard. Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them of the sales activity of the Partnership or the Dissolution and Termination, including the applicability and effect of federal, state, local and other tax laws. Limited Partners should be aware that the specific tax consequences to them will vary depending upon several factors, including when the Limited Partner purchased his or her Units.

In General. The Partnership, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each Limited Partner is required to take into account his or her distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner’s federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether the Limited Partner has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on a Schedule K-1. Each Limited Partner is required to report consistently with such Schedule K-1 unless the Limited Partner discloses any inconsistent position to the IRS when the Limited Partner files his or her federal income tax return. A Limited Partner’s distributive share of the Partnership’s income or loss is determined in accordance with the allocations set forth in the Partnership LPA.

Sale of the Partnership’s Assets. For federal income tax purposes, each Limited Partner will be required to include in his or her income his or her allocable share of the gain or loss realized by the Partnership upon the sale of the Partnership’s assets. If an Apartment Complex is sold or otherwise disposed of by a Local Limited Partnership, the Local Limited Partnership will realize gain (or loss) to the extent that the proceeds of the sale or disposition are greater than (or less than) the adjusted federal income tax basis of the Apartment Complex. Gain or loss is passed through the Local Limited Partnerships to the Partnership and the Local General Partner, as provided in the respective Local Limited Partnership partnership agreements, and then to the MGP and Limited Partners, as provided in the Partnership LPA. Except to the extent gain is attributable to recapture of certain types of depreciation deductions previously claimed, gain from the sale of depreciable property held for use in a trade or business (such as an Apartment Complex) is treated as gain from the sale of Section 1231 property, which is generally treated in a manner similar to long-term capital gain as long as all gains from the sale of Section 1231 property exceed all losses from the sale of Section 1231 property in the taxable year. If losses from the sale of Section 1231 property exceed the amount of all gains from Section 1231 property, then all gains and losses are treated as ordinary gains and losses. However, Section 1231 of the Code provides that gain from the sale of Section 1231 property, rather than being treated in a manner similar to long-term capital gain if the required one year holding period is met, is treated as ordinary income to the extent of the excess of Section 1231 losses over Section 1231 gains from prior sales of Section 1231 property during the five most recently completed taxable years of the taxpayer. Accordingly, the tax effect of the sale of an Apartment Complex could be different for different Limited Partners depending upon their own circumstances. Following the sale of an Apartment Complex, a Local Limited Partnership will be liquidated. Upon liquidation of a Local Limited Partnership, the Partnership will generally recognize capital gain to the extent that a liquidating cash distribution exceeds the Partnership’s basis for its Local Limited Partnership Interest immediately before the distribution, and will recognize a capital loss to the extent that the Partnership’s basis exceeds its share of the liquidating cash distribution. Any such gain or loss will pass through to the Limited Partners and MGP.

If the Partnership sells an interest in a Local Limited Partnership, the Partnership will realize gain equal to the excess of the sale price plus the Partnership’s share of non-recourse liabilities as to which it is released over the Partnership’s adjusted basis in the Local Limited Partnership Interest. Any gain or loss is passed through to the Limited Partners and MGP under the Partnership LPA. Any such gain which is attributable to depreciation recapture will be treated as Section 1250 for tax purposes and any other gain will generally be treated as capital gain. Any loss is expected to constitute capital loss at the Partnership level.

Any gain recognized upon a sale of Partnership assets which qualifies as long term capital gain will be taxed at a maximum rate of 25% to individuals. To the extent gain qualifies as ordinary income, the gain will be taxed for federal income tax purposes at a maximum rate of 39.6%. Also, there is an Unearned Income Medicare Contribution Tax of 3.8% that applies to net investment income for taxpayers whose modified adjusted gross income exceeds $200,000 (for single filers) and $250,000 (for married filing jointly). Section 1250 gain is taxed at a maximum rate of 25%, and capital loss is deductible to the extent of capital gain plus $3,000 per year, except that net capital loss may be recharacterized under Section 1231 of the Internal Revenue Code as ordinary loss. California taxes income at a maximum rate of 9.3% (with increases for high income persons), and other states tax income at varying rates. Different federal and California rates apply for taxpayers which are not natural persons. Congress is considering various proposals that could amend the current tax rates.

Distribution to the Limited Partners. A Limited Partner will recognize gain to the extent the amount of the liquidating distribution received by the Limited Partner exceeds the Limited Partner’s tax basis for his or her Units. Any such gain will be capital gain. In general, any such capital gain recognized by an individual, estate or trust will qualify for the 15% maximum federal capital gains tax on capital gains if the Units were held by such Limited Partner for more than one year. A Limited Partner’s tax basis for his or her Units will be increased by both the Limited Partner’s allocable share of any gain realized on the sale of the Partnership’s assets and by the amount of the Limited Partner’s allocable share of income from normal Partnership operations for the year of the liquidation. A Limited Partner’s allocable share of the Partnership cash may exceed his or her basis for his or her Units, and thereby cause the Limited Partner to recognize gain.

For purposes of determining a Limited Partner’s adjusted tax basis in his or her Units, an increase in a Limited Partner’s share of partnership liabilities is treated as a contribution of cash by that Limited Partner to the Partnership, and thereby results in an increase in the Limited Partner’s adjusted tax basis in his or her Units. Conversely, a decrease in a Limited Partner’s share of partnership liabilities is treated as a distribution of cash from the Partnership, and thereby results in a decrease in the Limited Partner’s adjusted tax basis in his or her Units. To the extent that a decrease in a Limited Partner’s share of partnership liabilities results in a deemed cash distribution to the Limited Partner which exceeds the Limited Partner’s adjusted tax basis in his or her Units, the Limited Partner will recognize gain to the extent of the excess of the deemed cash contribution over the adjusted tax basis in his or her Units.

A Limited Partner will recognize a capital loss to the extent the amount of the liquidating distribution received by the Limited Partner in the year of dissolution (including any deemed cash distributions to the Limited Partner attributable to a reduction in the Limited Partner’s share of partnership liabilities) is less than the Limited Partner’s tax basis for his or her Units, as such basis is adjusted to reflect any gain or loss realized by the Partnership on the sale of its assets and to reflect the Partnership’s income or loss from operations for the year of the liquidation. Capital losses can be deducted for federal income tax purposes, in any year, only to the extent of a Limited Partner’s capital gains plus, in the case of certain non-corporate taxpayers, ordinary income up to $3,000.

Passive Activity Rules. Limited Partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. Those rules provide generally that losses from certain passive activities can only be used to offset income from passive activities. A Limited Partner’s allocable share of Partnership income or loss from the sale of the Partnership’s assets is generally treated as derived from a passive activity. As a result, a Limited Partner’s allocable share of such losses may be used by the Limited Partner in the year of sale to offset passive activity income from a Limited Partner’s other passive activity investments. Similarly, a Limited Partner’s allocable share of any Partnership gain realized on the sale of its assets is generally characterized as passive activity income that may be offset by unused previously allocated Partnership passive activity losses or by passive activity losses from a Limited Partner’s other passive activity investments. Section 469 of the Code generally allows any suspended passive activity losses of the Limited Partner with respect to his or her investment in the Partnership to be used to reduce other income of the Limited Partner upon Dissolution and Termination. Any suspended passive activity losses remaining after being offset against any gain from the Partnership sale activities or upon Dissolution and Termination can generally be used to offset non-passive income from other sources.

It is estimated that a Limited Partner who has held his or her Units since the initial offering (“Original Limited Partners”) may recognize a tax loss on sale of the Property. Moreover, Original Limited Partners who have not used any of their suspended passive activity losses except to offset prior income/gains from the Partnership will be able to offset other income with such losses. As set forth in the chart above in “Estimated Results of Operations,” and based on the assumptions set forth therein, the MGP estimates that Original Limited Partners who have not used any passive activity losses generated by the Partnership would have approximately $981 per Unit in previously suspended passive activity losses. (This may not be the case, as the Partnership has previously disposed of interests in other Local Limited Partnerships, or other Local Limited Partnerships have previously disposed of their Apartment Complexes, in taxable transactions.) Limited Partners are reminded that tax laws, including laws governing tax rates and use of passive losses, could change at any time.

Consequently, if a Limited Partner previously has not been able to use the passive activity losses generated by the Partnership, it is likely that the Limited Partner will be able to use his or her unused passive activity losses upon the sale of the Property or upon the Dissolution and Termination. Limited Partners are urged to consult with their tax advisors regarding the impact of the passive loss rules on their individual circumstances.

Low-Income Housing Tax Credit Recapture. Section 42 of the Code provides for LIHTCs with respect to low-income housing that is constructed, rehabilitated or acquired after 1986. LIHTCs are claimed over a 10-year period. Owners of an interest in low-income housing are required to recapture a portion of LIHTCs previously claimed if at any time during the 15-year LIHTC compliance period there is a disposition of an interest in the property unless, with respect to interests transferred after July 30, 2008, it is reasonable to expect under the circumstances that the housing will continue to operate as qualified low-income housing for the balance of the 15-year LIHTC compliance period.

Each of the 21 Apartment Complexes qualified for LIHTCs and such tax credits were allocated to the Limited Partners. The 15-year LIHTC compliance period of the Property has terminated, and no transfer will result in any recapture of tax credits for the Property.

THE FOREGOING DISCUSSION IS ONLY A SUMMARY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE LIQUIDATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, AND ANY OTHER TAX CONSEQUENCES, OF THE LIQUIDATION TO YOU.

CONTINGENCIES

Contingencies to the Proposal include the consent of the Limited Partners, the consent of CDLAC and the consent of TCAC.

If the contingencies described above are satisfied, the MGP anticipates that the Partnership would proceed with the proposed sale with the goal of completing the sale and Dissolution and Termination during 2016. Upon the sale and Dissolution and Termination, individual Limited Partners would be entitled to use their unused passive losses as discussed herein. Of course, there can be no absolute guarantee in this regard, and sale and Dissolution and Termination could occur in a year following 2016.

Regulatory Approvals

Except as described above, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with Dissolution and Termination. As described above, the sale of the Laurel Creek asset might require the prior approval of state regulatory agencies.

VOTING PROCEDURES

The only outstanding voting security of the Partnership is the Units. The Units are not publicly traded and there is no established trading market for the Units.

All Limited Partners as of December 8, 2015 (the “Record Date”) are entitled to notice of and to vote on the Proposal. As of December 8, 2015, there were 9,935.6 Units outstanding and 731 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

As of the Record Date, no person was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the MGP, nor any of its affiliates, own any of the Units. There were no transactions in the Units of which the Partnership is aware during the preceding 60 days.

No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by any one of the following methods (each a “Consent”):

1.           Mark, date and sign the enclosed Consent Card and mail it in the enclosed postage paid envelope to:

  Insurer Direct Corp
  500 Perimeter Drive, Suite D
  Morrisville, NC  27560

2.           Mark, date, sign and fax the enclosed Consent Card to Insurer Direct Corp at 202-521-3464.

3.           Using the Internet, log on to https://www.iproxydirect.com/NF41 and follow the instructions to create an electronic voting instruction form.

4.           Using your telephone, call 1-866-752-VOTE (8683) and follow the instructions to vote via telephone.

Only Consents received prior to the close of business on the date (the “Action Date”) which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) February 15, 2016 (unless such latter date is extended by the MGP), will be counted. However, Limited Partners are urged to return their Consents at the earliest practicable date.

The Partnership’s name is WNC Housing Tax Credit Fund IV, L.P., Series 1, and the general partner’s name is WNC Tax Credit Partners IV, L.P. The offices of the Partnership and the MGP are located at 17782 Sky Park Circle, Irvine, California 92614, and the telephone number is (714) 662-5565.

If a Limited Partner has delivered a Consent to the Partnership, the Limited Partner may revoke such Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent stating that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership’s offices.

Under California law, there are no rights of dissenters or appraisal rights with regard to the Proposal.

This solicitation is being made by the Partnership and the MGP. The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and other employees of the MGP, by telephone or email but these persons will not receive additional compensation for rendering these services. The Partnership has retained the services of Issuer Direct Corp., a professional proxy solicitation firm, to aid in the solicitation of consents. Issuer Direct Corp. may solicit consents by personal interview, mail, telephone, facsimile, email, or otherwise. The Partnership expects that it will pay Issuer Direct Corp. its customary fee, estimated to be approximately $3.00 per Limited Partner, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful. This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about December 15, 2015.

SUMMARY OF THE PARTNERSHIP LPA

The Partnership LPA is the governing instrument establishing the Partnership’s right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Partnership is operated. The Partnership LPA is its Agreement of Limited Partnership dated as of May 4, 1993, as amended to date, among the MGP and the Limited Partners. The following is a description of the material provisions of the Partnership LPA.

Management and Control

WNC Tax Credit Partners IV, L.P. is the general partner of the Partnership and has the exclusive management and control of all aspects of the business of the Partnership. The Partnership LPA imposes a variety of restrictions on the MGP’s authority in governing the Partnership’s operations, including limits on transactions between the MGP and its affiliates and the Partnership, limits on Partnership borrowing, and limits on Partnership investments and reinvestments. Additionally, the voting rights granted to the Limited Partners discussed below may restrict the MGP’s authority.

The MGP may not voluntarily withdraw from the Partnership without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote. The MGP may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

The Partnership LPA includes restrictions on the power of the MGP. Included among them are the following.

-
The MGP and its affiliates may not receive any salary, fees, profits, distributions or allocations from the Partnership or any Local Limited Partnership except as expressly allowed in the Partnership LPA.

-
There is a prohibition on the sale of any Local Limited Partnership Interest or Apartment Complex to the MGP or its affiliates. Accordingly, no such sale could be made at any price without the consent of a majority-in-interest of the Limited Partners.

-	The MGP may not sell all or substantially all of the Partnership’s assets in a single transaction without the consent of a majority-in-interest of the Limited Partners.
-
No WNC entity could have been the Local General Partner of a Local Limited Partnership at the time of the Partnership’s acquisition of an interest therein. A WNC entity could become a Local General Partner after acquisition only: (a) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, and/or (b) in the event of a material default by a Local General Partner or any of its affiliates on any obligations or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events.

Liability of Limited Partners

A Limited Partner is not permitted to take any part in the management or control of the business of the Partnership and may not be required to contribute additional capital at any time. A Limited Partner is not liable for Partnership obligations in excess of the Limited Partner’s unreturned capital contribution and share of undistributed profits.

Status of Units

Each Unit was issued as fully paid and non-assessable and all Units have equal voting and other rights.

Voting Rights of Limited Partners

In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Limited Partner owns as of the date designated as the record date for such vote. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon: (i) amendment of the Partnership LPA, subject to the limitations described in the following paragraph; (ii) dissolution of the Partnership; (iii) removal and replacement of the MGP; or (iv) the sale of all or substantially all of the assets of the Partnership in a single transaction, other than in connection with the liquidation of the Partnership.

The Limited Partners may not amend the Partnership LPA in any manner that (i) allows the Limited Partners to take any action which would constitute their participation in the control of the Partnership’s business within the meaning of California law; (ii) otherwise causes a loss of the Limited Partners’ limited liability; or (iii) without the Consent of the MGP, alters the rights, power, duties or compensation of the MGP or its interest in Partnership profits, losses, tax credits, or distributions.

Meetings

The MGP may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units.

Books of Account and Records; Reports

The MGP is responsible for keeping books of account and records of the Partnership reflecting all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. The MGP is responsible for preparing and filing quarterly and annual financial statements and reports for the Partnership, and for preparing and filing Partnership information income tax returns.

Under the Partnership LPA, books of account and records include the following: (i) a current list of the full name and last known business or residence address of each Limited Partner set forth in alphabetical order together with the capital contribution and the share in profits and losses of each Limited Partner; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto; (iii) copies of the Partnership’s Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years; (iv) copies of the original Partnership LPA and all amendments; (v) financial statements of the Partnership for the six most recent fiscal years; and (vi) the Partnership’s books and records for at least the current and past three fiscal years.

Such records are kept at the principal place of business of the Partnership in the State of California, and each Limited Partner and the Limited Partner’s authorized representatives have, upon reasonable request and during normal business hours, the right to inspect and copy at their expense such records. Upon the request of a Limited Partner, the MGP shall promptly deliver to such Limited Partner at the expense of the Partnership a copy of the information described in (i), (ii), (iii) or (iv) above.

Allocations and Distributions

The Partnership LPA includes terms providing for the allocation of income, losses, tax credits and distributions of the Partnership.

Transferability of Units

The Partnership may charge a reasonable transfer fee for processing requests for transfer of Units. The effectiveness of any proposed transfer of Units or an interest in Units may be denied or deferred by the MGP as necessary, in the opinion of counsel, to avoid the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code, or classification of the Partnership as a publicly-traded partnership or as an association taxable as a corporation. In addition, no transfers may be made to tax-exempt or foreign entities.

Term and Dissolution

The Partnership was formed on May 4, 1993 and will continue until the earlier of (i) the liquidation of all of its assets; (ii) an event of withdrawal shall occur as to the MGP; (iii) the Limited Partners vote to dissolve the Partnership by majority vote; or (iv) December 31, 2050.

Indemnification of the MGP

The Partnership LPA provides that neither the MGP nor any affiliate shall have any liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the MGP or affiliate if such person, in good faith, determined that such course of conduct was in the best interest of the Partnership, such person was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct. The Partnership LPA also provides that the Partnership will indemnify the MGP and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct by such person and such person determined in good faith that its conduct was in the best interest of the Partnership.

Fiduciary Duty

The MGP has fiduciary responsibility for the safekeeping and use of all assets of the Partnership and may not contract away its fiduciary duty.

PARTNERSHIP BUSINESS AND PROPERTIES

The business of the Partnership and its investments in properties are discussed throughout this Consent Solicitation Statement. Additional information regarding the Partnership’s investment in properties is set forth in Annex A hereto.

FINANCIAL INFORMATION

Pursuant to regulatory requirements, this Consent Solicitation Statement must include certain financial and other information, which was also included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015. Included in Annex B hereto is the following information as of the respective dates indicated in Annex B: (i) management’s discussion and analysis of financial condition and results of operations; and (ii) financial statements and schedules. Included in Annex C hereto is the following information as of the respective dates indicated in Annex C: (i) financial statements; and (ii) management’s discussion and analysis of financial condition and results of operations.

Selected Financial Data

The Partnership’s fiscal year end is March 31. The information set forth below presents selected financial data of the Partnership for each of the last five years in the period ended March 31, 2015. The information presented in the tables should be read in conjunction with the Partnership’s financial statements and the related notes included in Annex B and Annex C.

	March 31, 2015	March 31, 2014	March 31, 2013	March 31, 2012	March 31, 2011
BALANCE SHEET

ASSETS
Cash	$180,631	$227,091	$277,329	$103,674	$74,767
Investments in Local Limited Partnerships, net	-	-	-	-	-
Other Assets	57,286	1,611	15,448	43,305	-

LIABILITIES
Accrued fees and expenses due to MGP and affiliates	$46,708	$13,217	$-	$101,181	$345,656

PARTNERS’ EQUITY (DEFICIT)	$191,209	$215,485	$325,273	$45,798	$(270,889)

The book value per Unit was as follows:	$19.24	$21.68	$32.65	$4.58	$(2.71)

	For the Year Ended March 31, 2015	For the Year Ended March 31, 2014	For the Year Ended March 31, 2013	For the Year Ended March 31, 2012	For the Year Ended March 31, 2011
OPERATIONS

Loss from operations	$(40,052)	$(91,661)	$(79,935)	$(102,309)	$(158,961)
Gain on sale of Local Limited Partnerships	36,580	(18,215)	359,383	392,308	-
Net income (loss)	(3,408)	(109,788)	279,475	290,033	(158,773)
Net income (loss) allocated to:
MGP	(34)	(1,098)	2,795	2,900	(1,588)
Limited Partners	(3,374)	(108,690)	276,680	287,133	(157,185)
Net income (loss) per Unit	(0.34)	10.94	27.77	28.71	(15.72)
Outstanding weighted Units	9,939	9,939	9,962	10,000	10,000

The Partnership does not have “fixed charges” within the meaning of Item 503(d) of SEC Regulation S-K. Accordingly, no ratio of earnings to fixed charges is presented herein.

MANAGEMENT

The MGP is a California corporation. Since its formation in 1971, the principal business of the MGP has been providing investments in affordable housing. The directors of the MGP are Wilfred N. Cooper, Sr., Wilfred N. Cooper, Jr., Kay L. Cooper and Jennifer E. Cooper. The executive officers of the MGP are set forth in the chart that follows. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. Each director and executive officer of the MGP is a citizen of the United States. Neither the Partnership, the MGP, nor any director or executive officer of the MGP, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the Partnership, the MGP, nor any director or executive officer of the MGP has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Wilfred N. Cooper, Sr.	Chairman
Wilfred N. Cooper, Jr.	President, Chief Executive Officer and Secretary
Michael J. Gaber	Executive Vice President and Chief Operating Officer
David N. Shafer, Esq.	Executive Vice President
Melanie R. Wenk, CPA	Senior Vice President – Chief Financial Officer
Darrick Metz	Senior Vice President – Originations
Christine A. Cormier	Senior Vice President – Investor Relations
Anand Kannan	Senior Vice President – Development
Gregory S. Hand	Senior Vice President – Underwriting
Anil Advani	Senior Vice President – Private Label Funds

Wilfred N. Cooper, Sr. is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm.

Wilfred N. Cooper, Jr. is President, Chief Executive Officer, Secretary, a Director, and a member of the Investment Committee, of WNC & Associates, Inc. He is President and a Director of, and a registered principal with, WNC Capital Corporation. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc.

Michael J. Gaber is an Executive Vice President, Chief Operating Officer, chair of the Investment Committee, and oversees the Property Acquisition and Investment Management groups, of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with a large financial institution.

David N. Shafer is an Executive Vice President, a member of the Investment Committee, and oversees the New Markets Tax Credit group, of WNC & Associates, Inc. He is also a registered representative with WNC Capital Corporation. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation.

Melanie R. Wenk is Senior Vice President – Chief Financial Officer of WNC & Associates, Inc. She oversees WNC’s corporate and partnership accounting group, which is responsible for SEC reporting and New Markets Tax Credit compliance. Prior to joining WNC in 2003, Ms. Wenk was associated as a public accountant.

Darrick Metz is Senior Vice President – Originations of WNC & Associates, Inc. He has been involved in multifamily property underwriting, acquisition and investment activities since 1991. Prior to joining WNC in 1999, he was employed by a Minnesota development company specializing in tax credit and market rate multifamily projects.

Christine A. Cormier is Senior Vice President – Investor Relations of WNC & Associates, Inc. and oversees multi-investor fund equity raising and closings as well as the marketing group. She is a registered representative with WNC Capital Corporation. Ms. Cormier has been active in the real estate industry since 1985. Prior to joining WNC in 2008, Ms. Cormier was with another major tax credit syndicator for over 12 years where she was the Managing Director of investor relations.

Anand Kannan is Senior Vice President – Development of WNC & Associates, Inc. and President of Community Preservation Partners, LLC. Prior to joining WNC in 2011, Mr. Kannan served as Associate Director at Vitus Group (previously Pacific Housing Advisors, Inc.), where he developed or consulted on affordable housing projects across the country.

Gregory S. Hand is Senior Vice President – Underwriting of WNC & Associates, Inc. and oversees its property underwriting activities. Mr. Hand has been involved in real estate analysis, development and management since 1987. Prior to joining WNC in 1998, he was a portfolio asset manager with a national tax credit sponsor with responsibility for the management of $200 million in assets.

Anil Advani is Senior Vice President – Private Label Funds of WNC & Associates, Inc. He oversees all activities pertaining to private label funds, including structuring, originations, underwriting and acquisitions. Mr. Advani has 16 years of experience in affordable housing. Prior to joining WNC in 2011 and rejoining WNC in 2013, he worked for major tax credit syndicators where he was involved in the originations, structuring, and placement to institutional investors of local limited partnership investments. Prior to that, he was associated with a major accounting firm performing due diligence reviews of tax credit investments on behalf of institutional investors.

Kay L. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

Jennifer E. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

The MGP and its affiliates are entitled under the Partnership LPA to certain compensation and other economic benefits, as summarized below.

Compensation for Services. For services rendered by the MGP or an affiliate of the MGP in connection with the administration of the affairs of the Partnership, the MGP or any such affiliate may receive an annual asset management fee equal to the greater of (i) $2,000 for each Apartment Complex, or (ii) 0.275% of gross proceeds.  In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index.  However, in no event will the maximum amount exceed 0.2% of the Partnership’s “Invested Assets” in the Local Limited Partnerships, which include the Partnership’s allocable share of the mortgages.  The asset management fee is payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year. Accrued but unpaid asset management fees for any year are deferred without interest and are payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any capital reserves then determined by the MGP to no longer be necessary to be retained by the Partnership, or from the proceeds of a sale or refinancing of Partnership assets. Asset management fees of approximately $19,000 and $25,000 were incurred during the years ended March 31, 2015 and 2014, respectively. The Partnership paid approximately $30,000 and $0 of accrued fees during the years ended March 31, 2015 and 2014, respectively.

Operating Expenses. Reimbursement to the MGP or an affiliate of operating cash expenses is subject to specific restrictions in the Partnership LPA. The unpaid operating expenses reimbursable to the MGP or affiliates were approximately $34,000 and $13,000 for the years ended March 31, 2015 and 2014, respectively. The Partnership reimbursed operating expenses of approximately $77,000 and $52,000 during the years ended March 31, 2015 and 2014, respectively.

Interest in Partnership. The MGP receives 1% of the Partnership’s operating income or losses, gain or loss from the sale of property and operating cash distributions. There were no distributions of operating cash to the MGP during the years ended March 31, 2015 and 2014. The MGP has an interest in sale or refinancing proceeds as follows: after the Limited Partners have received a return of their capital, and a return thereon, the MGP may receive an amount equal to its capital contribution, less any prior distribution of such proceeds, and then the MGP may receive 10% and the Limited Partners 90% of any remaining proceeds. There were no such distributions during the years ended March 31, 2015 and 2014.

OTHER MATTERS

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

In connection with the winding up, Dissolution and Termination of the Partnership, the MGP shall cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership LPA.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the Proposal and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of a consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

The materials in each Annex refer to the MGP as the “General Partner,” and the Apartment Complexes as the “Housing Complexes.” “Compliance Period” for a Housing Complex means the 15-year federal tax credit compliance period.

ANNEX A

PROPERTIES

Through its investments in Local Limited Partnerships, the Partnership holds indirect ownership interests in the Housing Complexes.  The following table reflects the status of the three Housing Complexes for which the Partnership had ownership during the fiscal year ended March 31, 2015, as of the dates or for the periods indicated:

			As of March 31, 2015		As of December 31, 2014
Local Limited Partnership Name	Location	General Partner Name	Partnership’s Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Number of Units	Estimated Aggregate Low Income Housing Tax Credits	Mortgage Balances of Local Limited Partnerships

HOI Limited Partnership of Lenoir (1)	Lenoir, NC	Housing Opportunities, Inc.	$198,000	$198,000	34	$400,000	$239,000

Laurel Creek Apartments	San Luis Obispo, CA	San Luis Obispo Non-Profit Housing Corp.	1,030,000	1,030,000	24	2,103,000	-

Sandpiper Square (2)	Aulander, NC	I. Norwood Stone	N/A	N/A	24	433,000	863,000

			$1,228,000	$1,228,000	82	$2,936,000	$1,102,000

(1)	The Local Limited Partnership Interest was sold subsequent to March 31, 2015.

(2)	The Local Limited Partnership Interest was sold subsequent to December 31, 2014 but prior to April 1, 2015.

	For the year ended December 31, 2014
Local Limited Partnership Name	Rental Income	Net Loss	Low Income Housing Tax Credits Allocated to Partnership

HOI Limited Partnership of Lenoir (1)	$204,000	$44,000	N/A

Laurel Creek Apartments	239,000	(20,000)	N/A

Sandpiper Square (2)	132,000	(11,000)	N/A

	$575,000	$13,000

(1)	The Local Limited Partnership Interest was sold subsequent to March 31, 2015.

(2)	The Local Limited Partnership Interest was sold subsequent to December 31, 2014 but prior to April 1, 2015.

N/A-All of the Low Income Housing Tax Credits have been allocated to the Partnership and there are no future Low Income Housing Tax Credits expected to be received.

			Occupancy Rates
			As of December 31,
Local Limited Partnership Name	Location	General Partner Name	2014	2013	2012	2011	2010

HOI Limited Partnership Of Lenoir	Lenoir, NC	Housing Opportunities, Inc.	94%	100%	94%	100%	100%

Laurel Creek Apartments	San Luis Obispo, CA	San Luis Obispo Non-Profit Housing Corp.	100%	100%	96%	100%	100%

Sandpiper Square	Aulander, NC	I. Norwood Stone	100%	100%	96%	96%	96%

ANNEX B - ANNUAL FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other discussions elsewhere herein contain forward looking statements.  Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied.  Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credits property market and the economy in general, changes in law rules and regulations, and legal proceedings.  Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements herein and in reports filed with the Securities and Exchange Commission.  The following discussion should be read in conjunction with the financial statements and the notes thereto included elsewhere in this filing.

Critical Accounting Policies and Certain Risks and Uncertainties

The Partnership believes that the following discussion addresses the Partnership’s most significant accounting policies, which are the most critical to aid in fully understanding and evaluating the Partnership’s reported financial results, and certain of the Partnership’s risks and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable.  Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and any estimated residual value to the Partnership.  If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 30 years (See Note 2 to the financial statements).

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance.  Distributions received after the investment has reached zero are recognized as distribution income.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2011 remain open.

Impact of Recent Accounting Pronouncements

In January 2014, the FASB issued an amendment to the accounting and disclosure requirements for investments in qualified affordable housing projects. The amendments provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for interim and annual periods beginning after December 15, 2014 and should be applied retrospectively to all periods presented. Early adoption is permitted. The adoption of this update is not expected to materially affect the Partnership's financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations and securitization structures. ASU 2015-02 simplifies and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model) and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Partnership is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

Certain Risks and Uncertainties

To date, certain Local Limited Partnerships have incurred significant operating losses and have working capital deficiencies.  In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships.  If additional capital contributions are not made when they are required, the Partnership’s investment in certain of such Local Limited Partnerships could be lost, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

Financial Condition

As of March 31, 2015

The Partnership’s assets at March 31, 2015 consisted of $181,000 in cash and $57,000 in other assets.  Liabilities at March 31, 2015 consisted of $47,000 of accrued fees and expenses.

Results of Operations

Year Ended March 31, 2015 Compared to Year Ended March 31, 2014  The Partnership’s net loss for the year ended March 31, 2015 was $3,000, reflecting a decrease of $107,000 from the net loss experienced for the year ended March 31, 2014 of $110,000.  The decrease in net loss was partially due to a $37,000 gain on sale of Local Limited Partnerships for the year ended March 31, 2015 compared to the loss of $18,000 for the year ended March 31, 2014.  The gain and loss on sale of Local Limited Partnerships will vary from period to period depending on the values and sale prices of the housing complexes that have been identified for disposition and the closing dates of such transactions.  There was an decrease in accounting and legal fees of $20,000 for the year ended March 31, 2015 compared to the year ended March 31, 2014, due to the timing of the accounting work performed.  Asset management fees decreased by $6,000 during the year ended March 31, 2015. The fees are calculated based on the value of invested assets, which decreased due to the sales of Local Limited Partnerships.  Write off of advances to Local Limited Partnerships decreased by $7,000 for the year ended March 31, 2015.  The advances and write offs vary from period to period based on the needs of the Local Limited Partnerships.  The write off of other assets decreased by $4,000 during the year ended March 31, 2015.  Capitalized costs from potential disposition of Local Limited Partnership were expensed due to the length of time it has taken to dispose of the properties. Professional services decreased by $2,000 for the year ended March 31, 2015 due to the timing of consulting work performed. During the year ended March 31, 2015 the Partnership received $1,000 more in total operating income.  Reporting fees and distribution income fluctuate from year to year due to the fact that the Local Limited Partnerships pay those fees to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment. Other expenses decreased by $11,000 during the year ended March 31, 2015, due to a decrease in licensing and fees related to Local Limited Partnerships.

Year Ended March 31, 2014 Compared to Year Ended March 31, 2013  The Partnership’s net loss for the year ended March 31, 2014 was $110,000, reflecting a decrease of $389,000 from the net income experienced for the year ended March 31, 2013 of $279,000.  The decrease in net income was partially due to an $18,000 loss on sale of a Local Limited Partnership for the year ended March 31, 2014 compared to the gain of $359,000 for the year ended March 31, 2013.  The gain on sale of Local Limited Partnerships will vary from period to period depending on the values and sale prices of the housing complexes that have been identified for disposition and the closing dates of such transactions.  There was an increase in accounting and legal fees of $12,000 for the year ended March 31, 2014 compared to the year ended March 31, 2013, due to the timing of the accounting work performed.  Asset management fees decreased by $1,000 during the year ended March 31, 2014. The fees are calculated based on the value of invested assets, which decreased due to the sales of Local Limited Partnerships.  Write off of advances to Local Limited Partnerships decreased by $6,000 for the year ended March 31, 2014.  The advances and write offs vary from period to period based on the needs of the Local Limited Partnerships.  The write off of other assets decreased by $21,000 during the year ended March 31, 2014.  Capitalized costs from potential disposition of Local Limited Partnership were expensed due to the length of time it has taken to dispose of the properties. Professional services decreased by $8,000 for the year ended March 31, 2014 due to the timing of consulting work performed. During the year ended March 31, 2014 the Partnership received $25,000 less in total operating income.  Reporting fees and distribution income fluctuate from year to year due to the fact that the Local Limited Partnerships pay those fees to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.

Liquidity and Capital Resources

Year Ended March 31, 2015 Compared to Year Ended March 31, 2014 The net decrease in cash during the year ended March 31, 2015 was $46,000 compared to a net decrease in cash for the year ended March 31, 2014 of $50,000.  The change was mainly due to the $37,000 net proceeds received for the disposition of the Local Limited Partnerships during the year ended March 31, 2015 compared to net payment of $18,000 made during the year ended March 31, 2014. During the year ended March 31, 2015, the partnership made no advances to the Local Limited Partnership compared to $7,000 in advances during the year ended March 31, 2014. The advances vary from period to period based on the needs of the Local Limited Partnerships.  The Partnership paid $6,000 of accrued asset management fees during the year ended March 31, 2015 compared to no payments made during the year ended March 31, 2014.  In addition, the Partnership reimbursed the General Partner or an affiliate accrued operating expenses paid on its behalf of $77,000 during the year ended March 31, 2015 compared to $52,000 reimbursed during the year ended March 31, 2014.  The reimbursements of operating expenses and accrued asset management fees are paid after management reviews the cash position of the Partnership. During the year ended March 31, 2015 the Partnership received $1,000 more in total operating income. Reporting fees and distribution income fluctuate from year to year due to the fact that the Local Limited Partnerships pay those fees to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.

Year Ended March 31, 2014 Compared to Year Ended March 31, 2013 The net decrease in cash during the year ended March 31, 2014 was $50,000 compared to a net increase in cash for the year ended March 31, 2013 of $174,000.  The change was mainly due to the $18,000 net payments made for the disposition of the Local Limited Partnerships during the year ended March 31, 2014 compared to net proceeds of $392,000 received during the year ended March 31, 2013. The write off of advances to Local Limited Partnership decreased by $6,000 during the year ended March 31, 2014. The advances and write offs vary from period to period based on the needs of the Local Limited Partnerships. The Partnership paid no accrued asset management fees during the year ended March 31, 2014 compared to $137,000 paid during the year ended March 31, 2013.  In addition, the Partnership reimbursed the General Partner or an affiliate accrued operating expenses paid on its behalf of $52,000 during the year ended March 31, 2014 compared to $103,000 reimbursed during the year ended March 31, 2013. During the year ended March 31, 2014 the Partnership received $25,000 less in total operating income.  Reporting fees and distribution income fluctuate from year to year due to the fact that the Local Limited Partnerships pay those fees to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.

Future Contractual Cash Obligations

The following table summarizes the Partnership’s future contractual cash obligations as of March 31, 2015:

	2016	2017	2018	2019	2020	Thereafter	Total

Asset management fees(1)	$60,143	$13,435	$13,435	$13,435	$13,435	$403,050	$516,933
Total contractual cash obligations	$60,143	$13,435	$13,435	$13,435	$13,435	$403,050	$516,933

(1)
Asset management fees are payable annually until termination of the Partnership, which is to occur no later than December 31, 2050. The estimate of the fees payable included herein assumes the retention of the Partnership’s interest in all Housing Complexes owned at March 31, 2015 until December 31, 2050. Amounts due to the General Partner as of March 31, 2015 have been included in the 2016 column.  The General Partner does not anticipate that these fees will be paid until such time as capital reserves are in excess of the aggregate of the existing contractual obligations and the anticipated future foreseeable obligations of the Partnership.

For additional information regarding our asset management fees, see Note 3 to the financial statements included elsewhere herein.

Off-Balance Sheet Arrangements

The Partnership has no off-balance sheet arrangements.

Impact of Recent Accounting Pronouncements

See footnote 1 to the audited financial statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Partners
WNC Housing Tax Credit Fund IV, L.P., Series 1

We have audited the accompanying balance sheets of WNC Housing Tax Credit Fund IV, L.P., Series 1 (the "Partnership") as of March 31, 2015 and 2014, and the related statements of operations, partners’ equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 2015. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund IV, L.P., Series 1 as of March 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 15(a)(2) in the index related to each of the years in the three-year period ended March 31, 2015 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied to the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ CohnReznick LLP
Bethesda, Maryland
June 17, 2015

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

BALANCE SHEETS

	March 31,
	2015	2014
ASSETS
Cash	$180,631	$227,091
Other assets	57,286	1,611
Investments in Local Limited Partnerships, net (Notes 2 and 3)	-	-

Total Assets	$237,917	$228,702

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

Liabilities:
Accrued fees and expenses due to General Partner and Affiliate	$46,708	$13,217

Total Liabilities	46,708	13,217

Partners’ Equity (Deficit)
General Partner	(92,261)	(71,359)
Limited Partners (10,000 Partnership Units authorized; 9,939 and 9,939, respectively, Partnership Units issued and outstanding)	283,470	286,844

Total Partners’ Equity (Deficit)	191,209	215,485

Total Liabilities and Partners’ Equity (Deficit)	$237,917	$228,702

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2015	2014	2013

Operating income:
Reporting fees	$1,000	$637	$13,458
Distribution income	9,951	8,996	20,758
Total operating income	10,951	9,633	34,216
Operating expenses:
Asset management fees (Note 3)	18,574	24,585	25,250
Accounting and legal fees	20,600	41,026	29,325
Write off of other assets	1,033	4,792	25,705
Write off of advances to Local Limited Partnership	-	6,589	12,256
Professional services	8,282	10,720	18,460
Other	2,514	13,582	3,155
Total operating expenses	51,003	101,294	114,151

Loss from operations	(40,052)	(91,661)	(79,935)

Gain (loss) on sale of Local Limited Partnerships (Note 2)	36,580	(18,215)	359,383

Interest income	64	88	27

Net income (loss)	$(3,408)	$(109,788)	$279,475

Net income (loss) allocated to:
General Partner	$(34)	$(1,098)	$2,795
Limited Partners	$(3,374)	$(108,690)	$276,680

Net income (loss) per Partnership Unit	$(0.34)	$(10.94)	$27.77

Outstanding weighted Partnership Units	9,939	9,939	9,962

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 1
(A California Limited Partnership)

STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

	General Partner	Limited Partners	Total

Partners’ equity (deficit) at March 31, 2012	$(73,056)	$118,854	$45,798

Net income	2,795	276,680	279,475

Partners’ equity (deficit) at March 31, 2013	(70,261)	395,534	325,273

Net loss	(1,098)	(108,690)	(109,788)

Partners’ equity (deficit) at March 31, 2014	(71,359)	286,844	215,485

Return of capital (Note 5)	(20,868)	-	(20,868)

Net loss	(34)	(3,374)	(3,408)

Partners’ equity (deficit) at March 31, 2015	$(92,261)	$283,470	$191,209

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 1
(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

	For The Years Ended March 31,

	2015	2014	2013

Cash flows from operating activities: Net income (loss)	$(3,408)	$(109,788)	$279,475
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Gain) loss on sale of Local Limited Partnerships	(36,580)	18,215	(359,383)
Write off advances to Limited Partnerships	-	6,589	12,256
(Increase) decrease in other assets	(55,675)	13,837	(5,133)
(Increase) decrease in prepaid asset management fee	-	24,250	(24,250)
(Increase) decrease in prepaid expenses	-	8,692	(8,692)
Increase (decrease) in accrued expenses	-	(446)	446
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	33,491	13,217	(101,181)

Net used in operating activities	(62,172)	(25,434)	(206,462)

Cash flows from investing activities
Advances to Local Limited Partnerships	-	(6,589)	(12,256)
Net proceeds (payments) for sale of Local Limited Partnerships	36,580	(18,215)	392,373

Net cash provided by (used in) investing activities	36,580	(24,804)	380,117

Cash flows from financing activities:
Return of capital	(20,868)	-	-

Net cash used in financing activities:	(20,868)	-	-

Net increase (decrease) in cash	(46,460)	(50,238)	173,655

Cash, beginning of year	227,091	277,329	103,674

Cash, end of year	$180,631	$227,091	$277,329
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Taxes paid	$800	$800	$800

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”) is a California Limited Partnership formed under the laws of the State of California on May 4, 1993, and commenced operations on October 20, 1993.  The Partnership was formed to acquire limited partnership interests in other limited partnerships ("Local Limited Partnerships") which own multi-family housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”).  The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC Tax Credit Partners IV, L.P. (“TCP IV’ or the “General Partner”). The General Partner of TCP IV is WNC & Associates, Inc. (“Associates”). The chairman and the president of Associates owns all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through the General Partner, as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The partnership agreement authorized the sale of up to 10,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit.  The offering of Partnership Units had concluded in July 1994, at which time 10,000 Partnership Units representing subscriptions in the amount of $10,000,000 had been accepted.  As of March 31, 2015 and 2014, a total of 9,939 Partnership units remain outstanding.  The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership.  The investors (the “Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement.  Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement.  The sale of a Housing Complex may be subject to other restrictions and obligations.  Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex.  Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership.  Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement).  The General Partner would then be entitled to receive proceeds equal to its capital contributions from the remainder.  Any additional sale or refinancing proceeds will be distributed 99% to the Limited Partners (in proportion to their respective investments) and 1% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks.  These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments.  Some of those risks include the following:

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction.  Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives.  Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations.  Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the Limited Partners could be reduced if the IRS were successful in such a challenge.  The alternative minimum tax could reduce tax benefits from an investment in the Partnership.  Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits.  The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits.  All remaining Local Limited Partnerships have completed their 15-year Compliance Periods.

With that in mind, the General Partner is continuing its review of the Housing Complexes.  The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to wind down the Partnership as Low Income Housing Tax Credits are no longer available.  Local Limited Partnership Interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of March 31, 2015.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement.  Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement.

The sale of a Housing Complex may be subject to other restrictions and obligations.  Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex.  Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership, as the proceeds first would be used to pay Partnership obligations and funding of reserves. Similarly, there can be no assurance that the Partnership will be able to sell its Local Limited Partnership Interests, or that cash therefrom would be available for distribution to the Limited Partners.

On March 1, 2011, the Partnership filed preliminary consent solicitation materials with the Securities and Exchange Commission (“SEC”) regarding the adoption of a plan of liquidation.  Definitive materials were filed with the SEC on April 1, 2011.  Materials were disseminated to the Limited Partners on April 8, 2011.  The Partnership sought approval to have a formal plan of liquidation of selling its limited partnership interests or selling the underlying Housing Complexes of each of the Local Limited Partnerships. On June 1, 2011 the Partnership received the majority vote in favor of the plan for dissolution. Therefore, the Partnership is engaging third party appraisers to appraise several or all of the Local Limited Partnerships in this Partnership.  The appraisal is one of the preliminary steps that need to be completed in order to move forward with the approved liquidation plan.  The expense incurred for the appraisals, or any other disposition related expenses the Partnership incurs, are being capitalized and will remain on the balance sheets until the respective Local Limited Partnership is sold.  At the time of disposition the capitalized costs will be netted with any cash proceeds that are received in order to calculate the gain or loss on the disposition.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

As of March 31, 2014, the Partnership sold its Local Limited Partnership Interest in Beckwood Manor Seven, L.P., Alpine Manor, L.P., Briscoe Manor, Fawn Haven, L.P., Fort Stockton Manor, Pampa Manor Apartments, Vernon Manor Apartments, Baycity Village Apartments, L.P., Madisonville Manor, L.P., Northside Plaza Apartments, L.P., Evergreen Four, L.P., Waterford Place, L.P., Hidden Valley, L.P., Seneca Falls East Apartment Company II, L.P. Indian Creek, L.P., Regency Court Apartments, L.P. and Yantis Housing, Ltd.  Each of the Local Limited Partnerships had completed its Compliance Period.

During the year ended March 31, 2015, the Local Limited Partnership interest in Mt. Graham, Ltd (“Mt. Graham”) was sold for $32,000.   Mt. Graham was appraised for $1,035,000 and had a mortgage note balance of $1,291,776 as of December 31, 2013. The cash proceeds were used to pay $6,132 of accrued asset management fees, $20,868 to reimburse the General Partner or affiliates for debts previously written off, and retain the remaining $5,000 in reserves for future operating expenses. The Partnership incurred $9,403 in sales related expenses which were netted against the proceeds from the sale in calculating the gain on the sale. The Partnership’s investment balance is zero; therefore a gain of $22,597 was recorded during the period. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required.

During the year ended March 31, 2015, the Local Limited Partnership interest in Sandpiper Square L.P. (“Sandpiper”) was sold for $15,000.   Sandpiper was appraised for $465,000 and had a mortgage note balance of $862,731 as of December 31, 2014. The cash proceeds were used to pay $8,518 of accrued asset management fees and $6,482 to reimburse the General Partner or affiliates for debts previously written off. The Partnership incurred $1,017 in sales related expenses which were netted against the proceeds from the sale in calculating the gain on the sale. The Partnership’s investment balance is zero; therefore a gain of $13,983 was recorded during the period. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required.

As of March 31, 2015, the Partnership has identified two Local Limited Partnerships for possible disposition as listed in the table below.  Once the sales are finalized, the Partnership will use the cash proceeds to reimburse the General Partner or an affiliate for expenses paid on its behalf or pay accrued asset management fees.  Any remaining proceeds will be placed in the Partnership’s reserves for future operating expenses. Upon the sale of the last remaining Local Limited Partnership, any cash remaining after all Partnership debts are paid would then be distributed to the Limited Partnership. The Compliance Period for all Local Limited Partnership has expired so there is no risk of tax credit recapture to the investors in the Partnership.

Local Limited Partnership	Debt at 12/31/14	Appraisal Value	Estimated Sales Price	Estimated Sales Related Expenses
HOI Limited Partnership of Lenoir	239,502	635,000	**	15,635
Laurel Creek Apartments	-	1,500,000	**	41,652

** Purchase price is still under negotiation

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Method of Accounting For Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable.  Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership.  If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 30 years (See Note 2).

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships reports net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended (see Note 2).

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received from the Local Limited Partners are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income.  As of March 31, 2015 and 2014, all investment accounts in Local Limited Partnerships had reached zero.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. For all periods presented, the Partnership had no cash equivalents.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Net Income (Loss) Per Partnership Unit

Net income (loss) per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average Partnership Units outstanding during the period.  Calculation of diluted net income (loss) per Partnership Unit is not required.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure.  Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2011 remain open.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships.  The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships.  Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

Concentration of Credit Risk

From time to time, the Partnership maintains cash balances at certain financial institutions in excess of the federally insured maximum.  The Partnership believes it is not exposed to any significant financial risk on cash.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Impact of Recent Accounting Pronouncements

In January 2014, the FASB issued an amendment to the accounting and disclosure requirements for investments in qualified affordable housing projects. The amendments provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for interim and annual periods beginning after December 15, 2014 and should be applied retrospectively to all periods presented. Early adoption is permitted. The adoption of this update is not expected to materially affect the Partnership's financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations and securitization structures. ASU 2015-02 simplifies and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model) and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Partnership is currently evaluating the potential impact of the adoption of tis guidance on its financial statements.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of March 31, 2015 and 2014, the Partnership owns Local Limited Partnership interests in 2 and 4 Local Limited Partnerships, respectively, each of which owns one Housing complex, consisting of an aggregate of 58 and 122 apartment units, respectively. The respective Local General Partners of the Local Limited Partnerships manage the day-to-day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership.  The Partnership, as a limited partner, is generally entitled to 99%, as specified in the Local Limited Partnership agreements, of the operating profits and losses, taxable income and losses and Low Income Housing Tax Credits of the Local Limited Partnerships.

The Partnership’s investments in Local Limited Partnerships as shown in the balance sheets at March 31, 2015 and 2014 are approximately $997,000 and $546,000, respectively, less than the Partnership's equity at the preceding December 31 as shown in the Local Limited Partnerships’ combined condensed financial statements presented below.  This difference is primarily due to unrecorded losses as discussed below, acquisition, selection, and other costs related to the acquisition of the investments which have been capitalized in the Partnership's investment account, impairment losses recorded in the Partnership’s investment account and capital contributions payable to the Local Limited Partnerships which were netted against partner capital in the Local Limited Partnership’s financial statements.

For all periods presented, the investment accounts in all of the Local Limited Partnerships have reached a zero balance.  Consequently, all of the Partnership’s estimates of its share of income (losses) for the years ended March 31, 2015, 2014 and 2013, amounting to approximately $13,000, $(21,000) and $(158,000), respectively, have not been recognized.  As of March 31, 2015, the aggregate share of net losses not recognized by the Partnership amounted to approximately $59,000.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

The financial information from the individual financial statements of the Local Limited Partnerships includes rental and interest subsidies.  Rental subsidies are included in total revenues and interest subsidies are generally netted in interest expense.  Approximate combined condensed financial information from the individual financial statements of the Local Limited Partnerships as of December 31 and for the years then ended is as follows:

COMBINED CONDENSED BALANCE SHEETS

	2014	2013
ASSETS
Buildings and improvements (net of accumulated depreciation as of December 31, 2014 and 2013 of $2,719,000 and $4,030,000 respectively)	$1,557,000	$2,275,000
Land	482,000	537,000
Other assets	675,000	906,000
Total assets	$2,714,000	$3,718,000

LIABILITIES
Mortgage payable	$1,102,000	$2,499,000
Due to affiliates	8,000	20,000
Other liabilities	42,000	65,000

Total liabilities	1,152,000	2,584,000

PARTNERS' EQUITY (DEFICIT)
WNC Housing Tax Credit Fund IV, L.P., Series 1	997,000	546,000
Other partners	565,000	588,000
Total partners’ equity (deficit)	1,562,000	1,134,000
Total liabilities and partners’ equity (deficit)	$2,714,000	$3,718,000

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2014	2013	2012

Revenues	$582,000	$841,000		$1,948,000

Expenses:
Operating expenses	404,000	495,000		316,000
Interest expense	29,000	35,000		507,000
Depreciation and amortization	136,000	220,000		1,218,000

Total expenses	569,000	750,000		2,041,000

Net income (loss)	$13,000	$91,000		$(93,000)

Net income (loss) allocable to the Partnership,	$13,000	$90,000		$(92,000)

Net income (loss) recorded by the Partnership	$-	$-	$	$-

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies.  In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partner may be required to sustain the operations of such Local Limited Partnerships.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following fees:

(a)
An annual asset management fee equal to the greater amount of (i) $2,000 for each Housing complex, or (ii) 0.275% of gross proceeds.  In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index.  However, in no event will the maximum amount exceed 0.2% of the invested assets of the Partnership, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership interests and the Partnership’s allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such.   Asset management fees of $18,574, $24,585 and $25,250 were incurred during the years ended March 31, 2015, 2014 and 2013, respectively, of which $6,132,  $0 and $137,409, was paid during the years ended March 31, 2015, 2014 and 2013, respectively.

(b)
A subordinated disposition fee in an amount equal to 1% of the sale price may be received in connection with the sale or disposition of a Housing Complex or Local Limited Partnership interest.  Payment of this fee is subordinated to the Limited Partners receiving a preferred return of 16% through December 31, 2003 and 6 % thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort.  No such fee was incurred for all periods presented.

(c)
The Partnership reimbursed the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership.  Operating expense reimbursements paid were $77,475, $51,872 and $103,296 during the years ended March 31, 2015, 2014 and 2013, respectively.

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	March 31,
	2015	2014

Asset management fee payable	$12,777	$335
Expenses paid by the General Partner or an affiliate on behalf of the Partnership	33,931	12,882

Total	$46,708	$13,217

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly operations for the years ended March 31 (rounded):

	June 30	September 30	December 31	March 31
2015

Income	$11,000	$-	$-	$-

Operating expenses	(7,000)	(28,000)	(8,000)	(8,000)

Income (loss) from operations	4,000	(28,000)	(8,000)	(8,000)

Gain on sale of Local Limited Partnerships	-	23,000	-	14,000

Net income (loss)	4,000	(5,000)	(8,000)	6,000

Net income (loss) available to Limited Partners	4,000	(5,000)	(8,000)	6,000

Net income (loss) per Partnership Unit	1	(1)	(1)	1

	June 30	September 30	December 31	March 31
2014
Income	$10,000	$-	$-	$-

Operating expenses	(20,000)	(48,000)	(9,000)	(25,000)

Loss from operations	(10,000)	(48,000)	(9,000)	(25,000)

Loss on sale of Local Limited Partnerships	-	-	(18,000)	-

Net loss	(10,000)	(48,000)	(27,000)	(25,000)

Net loss available to Limited Partners	(10,000)	(47,000)	(27,000)	(25,000)

Net loss per Partnership Unit	(1)	(5)	(3)	(2)

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED), continued

	June 30	September 30	December 31	March 31
2013

Income	$30,000	$-	$-	$4,000

Operating expenses	(40,000)	(35,000)	(25,000)	(14,000)

Loss from operations	(10,000)	(35,000)	(25,000)	(10,000)

Gain on sale of Local Limited Partnerships	27,000	70,000	41,000	221,000

Net income	17,000	35,000	16,000	211,000

Net income available to Limited Partners	17,000	34,000	16,000	210,000

Net income per Partnership Unit	2	3	2	21

NOTE 5 – RETURN OF CAPITAL

During prior years, the Partnership was relieved of debt which was owed to the General Partner or an affiliate. The debt was a result of advances that had previously been made to the Partnership by the General Partner or an affiliate to aid the Partnership in providing funding to several Local Limited Partnerships which were experiencing operational issues. During the year ended March 31, 2015, $20,868 was reimbursed to the General Partner for repayment of the previously written off amounts, the repayment was a result of the sale proceeds that resulted from the disposition of one of the Local Limited Partnerships.

WNC Housing Tax Credit Fund IV, L.P., Series 1
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2015

		As of March 31, 2015		As of December 31, 2014
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnership	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnership	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

HOI Limited Partnership of Lenoir (1)	Lenoir, North Carolina	$198,000	$198,000	$239,000	$173,000	$1,029,000	$642,000	$560,000

Laurel Creek Apartments (1)	San Luis Obispo, California	1,030,000	1,030,000	-	275,000	1,953,000	1,424,000	804,000

Sandpiper Square, a Limited Partnership (2)	Aulander, North Carolina	N/A	N/A	863,000	34,000	1,294,000	653,000	675,000

Total		$1,228,000	$1,228,000	$1,102,000	$482,000	$4,276,000	$2,719,000	$2,039,000

(1)	The Local Limited Partnership was identified for sale as of March 31, 2015.

(2)	The Local Limited Partnership was disposed of subsequent to December 31, 2014, but prior to April 1, 2015.

WNC Housing Tax Credit Fund IV, L.P., Series 1
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2015
	For the Year Ended December 31, 2014
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Estimated Useful Life (Years)

HOI Limited Partnership Of Lenoir (1)	$204,000	$44,000	40

Laurel Creek Apartments (1)	239,000	(20,000)	27.5

Sandpiper Square, a Limited Partnership (2)	132,000	(11,000)	35

Total	$575,000	$13,000

(1)	The Local Limited Partnership was identified for sale as of March 31, 2015.

(2)	The Local Limited Partnership was disposed of subsequent to December 31, 2014, but prior to April 1, 2015.

WNC Housing Tax Credit Fund IV, L.P., Series 1
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2014

		As of March 31, 2014		As of December 31, 2013
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnership	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnership	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

HOI Limited Partnership of Lenoir (1)	Lenoir, North Carolina	$198,000	$198,000	$277,000	$173,000	$1,029,000	$614,000	$588,000

Laurel Creek Apartments (1)	San Luis Obispo, California	1,030,000	1,030,000	59,000	275,000	1,899,000	1,353,000	821,000

Mt. Graham Housing, Ltd. (1)	Safford, Arizona	410,000	410,000	1,292,000	55,000	2,088,000	1,447,000	696,000

Sandpiper Square, a Limited Partnership (1)	Aulander, North Carolina	219,000	219,000	871,000	34,000	1,289,000	616,000	707,000

Total		$1,857,000	$1,857,000	$2,499,000	$537,000	$6,305,000	$4,030,000	$2,812,000

(1)	The Local Limited Partnership was identified for sale as of March 31, 2014.

WNC Housing Tax Credit Fund IV, L.P., Series 1
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2014
	For the Year Ended December 31, 2013
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Estimated Useful Life (Years)

HOI Limited Partnership Of Lenoir (1)	$204,000	$76,000	40

Laurel Creek Apartments (1)	240,000	36,000	27.5

Mt. Graham Housing, Ltd. (1)	242,000	(12,000)	27.5

Sandpiper Square, a Limited Partnership (1)	129,000	(9,000)	35

Total	$815,000	$91,000

(1)	The Local Limited Partnership was identified for sale as of March 31, 2014.

WNC Housing Tax Credit Fund IV, L.P., Series 1
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013

		As of March 31, 2013		As of December 31, 2012
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnership	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnership	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

HOI Limited Partnership of Lenoir (1)	Lenoir, North Carolina	$198,000	$198,000	$311,000	$173,000	$1,040,000	$612,000	$601,000

Laurel Creek Apartments (1)	San Luis Obispo, California	1,030,000	1,030,000	128,000	275,000	1,894,000	1,284,000	885,000

Mt. Graham Housing, Ltd. (1)	Safford, Arizona	410,000	410,000	1,304,000	55,000	2,078,000	1,362,000	771,000

Regency Court Apartments, L.P.(2)	Monrovia, California	N/A	N/A	3,950,000	-	7,990,000	3,476,000	4,514,000

Sandpiper Square, a Limited Partnership (1)	Aulander, North Carolina	219,000	219,000	880,000	34,000	1,279,000	581,000	732,000

Seneca Falls East Apartments Company II, L.P. (2)	Seneca Falls, New York	N/A	N/A	842,000	38,000	1,266,000	567,000	737,000

Yantis Housing, Ltd. (1)	Yantis, Texas	145,000	145,000	579,000	27,000	853,000	405,000	475,000

Total		$2,002,000	$2,002,000	$7,994,000	$602,000	$16,400,000	$8,287,000	$8,715,000

(1)	The Local Limited Partnership was identified for sale as of March 31, 2013.
(2)	The Local Limited Partnership was sold subsequent to December 31, 2012 but prior to April 1, 2013.

WNC Housing Tax Credit Fund IV, L.P., Series 1
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013
	For the Year Ended December 31, 2012
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Estimated Useful Life (Years)

HOI Limited Partnership Of Lenoir (1)	$196,000	$10,000	40

Laurel Creek Apartments (1)	238,000	56,000	27.5

Mt. Graham Housing, Ltd. (1)	228,000	(27,000)	27.5

Regency Court Apartments, L.P. (2)	836,000	(65,000)	40

Sandpiper Square, a Limited Partnership (1)	129,000	(7,000)	35

Seneca Falls East Apartments Company II, L.P. (2)	191,000	(12,000)	40

Yantis Housing, Ltd. (1)	95,000	(48,000)	40

Total	$1,913,000	$(93,000)

(1)	The Local Limited Partnership was identified for sale as of March 31, 2013.
(2)	The Local Limited Partnership was sold subsequent to December 31, 2012, but prior to April 1, 2013.

ANNEX C - QUARTERLY FINANCIAL INFORMATION

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
 (A California Limited Partnership)

CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2015	March 31, 2015
ASSETS

Cash and cash equivalents	$90,164	$180,631
Investments in Local Limited Partnerships, net (Note 2)	-	-
Other assets	108,679	57,286

Total Assets	$198,843	$237,917

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
Accrued fees and expenses due to
General Partner and affiliates (Note 3)	$45,947	$46,708
Total Liabilities	45,947	46,708

Partners’ Equity (Deficit):
General Partner	(99,061)	(92,261)
Limited Partners (10,000 Partnership Units authorized;
9,936 and 9,939 Partnership Units, respectively, issued and outstanding)	251,957	283,470

Total Partners’ Equity (Deficit)	152,896	191,209

Total Liabilities and Partners’ Equity (Deficit)	$198,843	$237,917

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
 (A California Limited Partnership)

CONDENSED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended September 30, 2015 and 2014
(Unaudited)

	2015		2014
	Three Months	Six Months	Three Months	Six Months
Operating income:
Reporting fees	$-	$1,000	$-	$10,951
Distribution income	-	637	-	-

Total operating income	-	1,637	-	10,951

Operating expenses:
Asset management fees (Note 3)	3,359	6,718	4,259	10,056
Legal and accounting fees	17,722	22,180	17,700	17,700
Professional services	1,285	1,610	4,008	5,174
Write off of other assets	297	297	885	993
Other	750	2,681	990	990

Total operating expenses	23,413	33,486	27,842	34,913

Loss from operations	(23,413)	(31,849)	(27,842)	(23,962)

Gain on sale of
Local Limited Partnerships	-	-	22,597	22,597

Interest income	7	18	16	33

Net loss	$(23,406)	$(31,831)	$(5,229)	$(1,332)

Net loss allocated to:
General Partner	$(234)	$(318)	$(52)	$(13)

Limited Partners	$(23,172)	$(31,513)	$(5,177)	$(1,319)

Net loss per Partnership Unit	$(2)	$(3)	$(1)	$-

Outstanding weighted Partnership Units	9,936	9,936	9,939	9,939

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
 (A California Limited Partnership)

CONDENSED STATEMENT OF PARTNERS’ EQUITY (DEFICIT)
For the Six Months Ended September 30, 2015
(Unaudited)

	General	Limited
	Partner	Partners	Total

Partners’ equity (deficit) at March 31, 2015	$(92,261)	$283,470	$191,209

Net loss	(318)	(31,513)	(31,831)

Return of capital (Note 4)	(6,482)	-	(6,482)

Partners’ equity (deficit) at September 30, 2015	$(99,061)	$251,957	$152,896

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended September 30, 2015 and 2014
(Unaudited)

	2015	2014

Cash flows from operating activities:
Net loss	$(31,831)	$(1,332)
Adjustments to reconcile net loss to net
cash used in operating activities:
(Increase) decrease in other assets	(51,393)	1,098
Decrease in accrued fees and expenses due to
General Partner and affiliates	(761)	(1,636)
Gain on sale of Local Limited Partnerships	-	(22,597)

Net cash used in operating activities	(83,985)	(24,467)

Cash flows from investing activities:
Net proceeds from sale of Local Limited Partnerships	-	22,597
Net cash provided by investing activities	-	22,597

Cash flows from financing activities:
Return of capital	(6,482)	(20,868)

Net cash used in financing activities:	(6,482)	(20,868)

Net decrease in cash and cash equivalents	(90,467)	(22,738)

Cash and cash equivalents, beginning of period	180,631	277,091

Cash and cash equivalents, end of period	$90,164	$204,353

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Taxes paid	$-	$-

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2016. For further information, refer to the financial statements and footnotes thereto included in the Partnership's annual report on Form 10-K for the fiscal year ended March 31, 2015.

Organization

WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”) is a California Limited Partnership formed under the laws of the State of California on May 4, 1993 and commenced operations on October 20, 1993. The Partnership was formed to acquire limited partnership interests in other limited partnerships ("Local Limited Partnerships") which own multi-family housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating, and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC Tax Credit Partners IV, L.P. (“TCP IV’ or the “General Partner”). The General Partner of TCP IV is WNC & Associates, Inc. (“Associates”). The chairman and the president of Associates owns all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through the General Partner, as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050, unless terminated prior to that date, pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The partnership agreement authorized the sale of up to 10,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit. The offering of Partnership Units had concluded in July 1994, at which time 10,000 Partnership Units representing subscriptions in the amount of $10,000,000 had been accepted. As of September 30, 2015 and March 31, 2015, a total of 9,936 and 9,939 Partnership Units, respectively, remain outstanding. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors (the “Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The proceeds from the disposition of any of the Local Limited Partnership’s Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the Partnership. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment as defined in the Partnership Agreement) and the General Partner would then be entitled to receive proceeds equal to its capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or a non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar Housing Complexes, and neighborhood conditions, among others.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future. No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met. All of the remaining Housing Complexes have completed their 15-year Compliance Period.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership as Low Income Housing Tax Credits are no longer available. Local Limited Partnership interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of September 30, 2015.

Upon management of the Partnership identifying a Local Limited Partnership for disposition, costs incurred by the Partnership in preparation for the disposition are deferred. Upon the sale of the Local Limited Partnership interest, the Partnership nets the costs that had been deferred against the proceeds from the sale in determining the gain or loss on sale of the Local Limited Partnership. Deferred disposition costs are included in other assets on the condensed balance sheets.

The Partnership has received the majority vote in favor of the plan of liquidation of the Partnership. Therefore, the Partnership is engaging third party appraisers to appraise several or all of the Local Limited Partnerships in this Partnership. The appraisal is one of the preliminary steps that need to be completed in order to move forward with the approved liquidation plan. The expense incurred for the appraisals, or any other disposition related expenses the Partnership incurs, are being capitalized and will remain on the balance sheet until the respective Local Limited Partnership is sold. At the time of disposition the capitalized costs will be netted with any cash proceeds that are received in order to calculate the gain or loss on the disposition.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

As of March 31, 2015, the Partnership sold its Local Limited Partnership Interest in Beckwood Manor Seven, L.P., Alpine Manor, L.P., Briscoe Manor, Fawn Haven, L.P., Fort Stockton Manor, Pampa Manor Apartments, Vernon Manor Apartments, Baycity Village Apartments, L.P., Madisonville Manor, L.P., Northside Plaza Apartments, L.P., Evergreen Four, L.P., Waterford Place, L.P., Hidden Valley, L.P., Seneca Falls East Apartment Company II, L.P., Indian Creek L.P., Regency Court Apartments, L.P., Yantis Housing, Ltd., Mt. Graham Ltd. and Sandpiper Square, L.P. Each of the Local Limited Partnerships had completed its Compliance Period.

As of September 30, 2015, the Partnership has identified two Local Limited Partnerships for possible disposition as listed in the table below. Once the sales are finalized, the Partnership will use the cash proceeds to reimburse the General Partner or an affiliate for expenses paid on its behalf or pay accrued asset management fees. Any remaining proceeds will be placed in the Partnership’s reserves for future operating expenses. No distributions will be made to the Limited Partners. The Compliance Period for all Local Limited Partnership has expired so there is no risk of tax credit recapture to the investors in the Partnership.

Local Limited Partnership	Debt at 12/31/14	Appraisal Value	Estimated Sales Price	Estimated Sales Related Expenses
HOI Limited Partnership of Lenoir (**)	$239,502	$155,000	$43,560	$48,371
Laurel Creek Apartments	-	820,000	*	60,308

* Purchase price is still under negotiation
** Sold subsequent to September 30, 2015 (Note 5)

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were amortized over 30 years (see Note 2).

“Equity in losses of Local Limited Partnerships” for the periods ended September 30, 2015 and 2014 has been recorded by the Partnership. Management’s estimate for the three and six-month periods is based on either actual unaudited results reported by the Local Limited Partnerships or historical trends in the operations of the Local Limited Partnerships. Equity in losses of Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended (see Note 2).

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received by the Partnership are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as income. As of all periods presented, all of the investment balances had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of September 30, 2015 and March 31, 2015, the Partnership had $90,164 and $180,631 in cash and cash equivalents, respectively.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2012 remain open.

Net Loss Per Partnership Unit

Net loss per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average number of Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of September 30, 2015 and March 31, 2015, the Partnership owns limited partnership interests in 2 Local Limited Partnerships, each of which owns one Housing Complex consisting of an aggregate of 58 apartment units. The respective Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a Limited Partner, is generally entitled to 99%, as specified in the Local Limited Partnership Agreements, of the operating profits and losses, taxable income and losses, and Low Income Housing Tax Credits of the Local Limited Partnerships.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

Selected financial information for the six months ended September 30, 2015 and 2014 from the unaudited combined condensed financial statements of the Local Limited Partnerships in which the Partnership has invested in is as follows:

COMBINED CONDENSED STATEMENTS OF OPERATIONS
	2015	2014

Revenues	$224,000	$357,000

Expenses
Interest expense	7,000	12,000
Depreciation and amortization	50,000	89,000
Operating expenses	155,000	208,000
Total expenses	212,000	309,000

Net income	$12,000	$48,000
Net income allocable to the Partnership	$12,000	$48,000
Net income recorded by the Partnership	$-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership may be required to sustain operations of such Local Limited Partnerships.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates the following fees:

(a)
An annual asset management fee equal to the greater amount of (i) $2,000 for each Housing complex, or (ii) 0.275% of gross proceeds. In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index. However, in no event will the maximum amount exceed 0.2% of the invested assets of the limited Partnerships, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership and the Partnership’s allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such Local Limited Partnerships. Asset management fees of $6,718 and $10,056 were incurred during the six months ended September 30, 2015 and 2014, respectively. The Partnership paid the General Partner and or its affiliates $8,518 and $6,132 of those fees during the six months ended September 30, 2015 and 2014, respectively.

(b)
The Partnership reimburses the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were $77,121 and $38,722 during the six months ended September 30, 2015 and 2014, respectively.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
For the Quarterly Period Ended September 30, 2015
(Unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

(c)
A subordinated disposition fee in an amount equal to 1% of the sale price may be received in connection with the sale or disposition of a Housing Complex or Local Limited Partnership interest. Payment of this fee is subordinated to the Limited Partners receiving a preferred return of 16% through December 31, 2004 and 6 % thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No such fee was incurred for all periods presented.

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	September 30, 2015	March 31, 2015

Expenses paid by the General Partner or an affiliate on behalf of the Partnership	$34,970	$33,931
Asset management fee payable	10,977	12,777

Total	$45,947	$46,708

NOTE 4 – RETURN OF CAPITAL

During prior years, the Partnership was relieved of debt which was owed to the General Partner or an affiliate. The debt was a result of advances that had previously been made to the Partnership by the General Partner or an affiliate to aid the Partnership in providing funding to several Local Limited Partnerships which were experiencing operational issues. During the six months ended September 30, 2015, $6,482 was reimbursed to the General Partner for repayment of the previously written off amounts. The repayment was a result of sale proceeds received from the disposition of one of the Local Limited Partnerships.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent to September 30, 2015, the Partnership sold its Local Limited Partnership interest in HOI Limited Partnership of Lenoir, LP (“Lenoir”) for $43,560. Lenoir was appraised for $155,000, and had a

NOTE 5 – SUBSEQUENT EVENTS, continued

mortgage note balance of  $239,502 as of December 31, 2014. The Partnership will use the cash proceeds to reimburse the General Partner or an affiliate for expenses paid on its behalf or pay accrued asset management fees. The Partnership incurred $48,371 in sales related expenses, which were netted against the proceeds from the sale in calculating the loss on sale. The investment balance was zero at the time of the sale of the Local Limited Partnership; therefore a loss of $4,811 will be recorded during the period. The Compliance Period for Lenoir has expired so there is no risk of tax credit recapture to the investors.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other discussions elsewhere herein contain forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credit property market and the economy in general, as well as legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements herein and in other reports filed with the Securities and Exchange Commission.

The following discussion and analysis compares the results of operations for the three and six months ended September 30, 2015 and 2014, and should be read in conjunction with the condensed unaudited financial statements and accompanying notes included within this report.

Financial Condition

The Partnership’s assets at September 30, 2015 consisted of $90,000 in cash and cash equivalents and $109,000 in other assets. Liabilities at September 30, 2015 consisted of $46,000 of accrued fees and expenses due to the General Partner and affiliates.

Results of Operations

Three Months Ended September 30, 2015 Compared to Three Months Ended September 30, 2014. The Partnership’s net loss for the three months ended September 30, 2015 was $23,000, reflecting an increase of $18,000 from the $5,000 net loss for the three months ended September 30, 2014. The change is partially due to a $23,000 decrease in gain on sale during the three months ended September 30, 2015 compared to the three months ended September 30, 2014. The gain on sale of Local Limited Partnerships will vary from period to period depending on the values and sales prices of the Housing Complexes that have been identified for disposition and the closing dates of such transactions. Asset management fees decreased by $1,000 during the three months ended September 30, 2015. These fees are calculated based on the value of the invested assets, which decreased due to the sale of Local Limited Partnerships. Professional service fees decreased by $3,000 for the three months ended September 30, 2015 due to the decrease in outsourcing of data entry compared to the three months ended September 30, 2014.

Six Months Ended September 30, 2015 Compared to the Six Months Ended September 30, 2014. The Partnership’s net loss for the six months ended September 30, 2015 was $32,000, reflecting an increase of $31,000 from the $1,000 net loss for the six months ended September 30, 2014. The change was partially due to a $23,000 decrease in gain on sale of Local Limited Partnerships during the six months ended September 30, 2015 compared to the six months ended September 30, 2014. The gain on sale of Local Limited Partnerships will vary from period to period depending on the values and sales prices of the Housing Complexes that have been identified for disposition and the closing dates of such transactions. Legal and accounting fees increased by $4,000 for the six months ended September 30, 2015 compared to the six months ended September 30, 2014 due to the timing of the accounting work performed. Professional services decreased by $4,000 during the six months ended September 30, 2015 compared to the six months ended September 30, 2014, as discussed above. There was a $1,000 decrease in write off of other assets for the six months ended September 30, 2015 compared to the six months ended September 30, 2014. Capitalized assets from the potential disposition of Local Limited Partnerships were expensed due to the length of time it has taken to dispose of the properties. Asset management fees decreased by $3,000 during the six months ended September 30, 2015 compared to the six months ended September 30, 2014. These fees are calculated based on the value of the invested assets, which decreased due to the sale of Local Limited Partnerships. During the six months ended September 30, 2015, there was a $10,000 decrease in reporting fees and a $1,000 increase in distribution income. Reporting fees and distributions fluctuate each period due to the fact that Local Limited Partnerships pay those fees to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.

Liquidity and Capital Resources

Six Months Ended September 30, 2015 Compared to Six Months Ended September 30, 2014. The net decrease in cash and cash equivalents during the six months ended September 30, 2015 was $90,000 compared to a $23,000 decrease in cash and cash equivalents for the six months ended September 30, 2014. During the six months ended September 30, 2014 the Partnership received $23,000 in net proceeds from the disposition of Local Limited Partnerships compared to no proceeds received during the six months ended September 30, 2015. The net proceeds received from the sale of Local Limited Partnerships will vary from period to period depending on the values and sales prices of the Housing Complexes that have been identified for disposition and the closing dates of such transactions. During the six months ended September 30, 2015 the Partnership reimbursed $77,000 of operating advances to the General Partner or an affiliate compared to $39,000 reimbursed during the six months ended September 30, 2014. Additionally, during the six months ended September 30, 2015 the Partnership paid $9,000 of accrued asset management fees compared to $6,000 paid during the six months ended September 30, 2014. Each quarter the Partnership evaluates the cash position and determines how much of the accrued asset management fees and operating expenses reimbursements will be paid to the General Partner or affiliates. During the six months ended September 30, 2015, the Partnership paid $6,000 of disposition proceeds to the General Partner for advances previously forgiven compared to $21,000 paid during the six months ended September 30, 2014. The repayment of advances previously forgiven varies from period to period depending on the amount of sale proceeds received from the dispositions of the Local Limited Partnership, which also fluctuate between periods as discussed above. During the six months ended September 30, 2015 the Partnership received $10,000 less in reporting fees and $1,000 more in distribution income as discussed above.

During the six months ended September 30, 2015, accrued payables, which consist primarily of related party asset management fees and advances due to the General Partner, decreased by $1,000. The General Partner does not anticipate that these accrued fees and advances will be paid until such time as capital reserves are in excess of foreseeable working capital requirements of the Partnership.

Recent Accounting Changes

In January 2014, the FASB issued an amendment to the accounting and disclosure requirements for investments in qualified affordable housing projects. The amendments provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognize the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for interim and annual periods beginning after December 15, 2014 and should be applied retrospectively to all periods presented. Early adoption is permitted. The adoption of this update is not expected to materially affect the Partnership’s financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations and securitization structures. ASU 2015-02 simplifies and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model) and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Partnership is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”) Solicited by the General Partner on behalf of the Partnership.
CONTROL ID:		ABC HOLDER 400 MY STREET CHICAGO, IL 60605
REQUEST ID:

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated December 15, 2015 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or February 15, 2016, unless the solicitation period is extended by the General Partner in its sole discretion (“Expiration Date”). The undersigned, as record holder of ____ units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/NF41. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.
PHONE:	Call 1-866-752-VOTE (8683).

WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”)		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposals	à	FOR	AGAINST	ABSTAIN

PROPOSAL: To add Section 5.3.6 to the Partnership’s agreement of limited partnership to read as follows:

“Section 5.3.6.   Notwithstanding the provisions of any other Section hereof, in accordance with the Memorandum of Understanding dated as of August 4, 2015 relating to, among other things, the Local Limited Partnership known as Laurel Creek Apartments, a California limited partnership,  and resulting from the mediation between Housing Authority of the City of San Luis Obispo and the Partnership, San Luis Obispo Non-Profit Housing Corporation or an Affiliate of such Local General Partner (i) shall be permitted to purchase the Property of Laurel Creek Apartments, and (ii) the purchaser or its assignee shall be permitted to engage Community Preservation Partners, LLC, a California limited liability company and pay compensation to such Person, as the developer or co-developer in connection with a substantial rehabilitation of the Property and the property of two other WNC investment funds.”

		☐	☐	☐
CONTROL ID:
REQUEST ID:

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 201__

(Print Name of Limited Partner and/or co-Limited Partner

(Signature of Limited Partner)

(Second Signature if held jointly)